Exhibit 99.1

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

by and among

HANCOCK FABRICS, INC.
HF MERCHANDISING, INC.
HANCOCK FABRICS OF MI, INC.
HANCOCKFABRICS.COM, INC.
HANCOCK FABRICS, LLC,
each a debtor and debtor-in-possession,
as Borrowers
and

HF ENTERPRISES, INC.
HF RESOURCES, INC.,
each a debtor and debtor-in-possession,

as Guarantors

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

ABLECO FINANCE LLC

as Agent

Dated: June 15, 2007

SECTION 1. DEFINITIONS	2

SECTION 2. CREDIT FACILITIES	25
2.1 Loans	25
2.2 Commitments	26
2.3 Mandatory Prepayments	26
2.4 Joint and Several Liability	27
2.5 Securitization	27

SECTION 3. INTEREST AND FEES	28
3.1 Interest	28
3.2 Fees	29
3.3 Changes in Laws and Increased Costs of Loan	29

SECTION 4. CONDITIONS PRECEDENT	31
4.1 Conditions Precedent to the Loan	31
4.2 Conditions Precedent to Delayed Draw Loan	34

SECTION 5. SECURITY AND ADMINISTRATIVE PRIORITY	35
5.1 Collateral; Grant of Lien and Security Interest	36
5.2 Administrative Priority	36
5.3 Grants, Rights and Remedies	36
5.4 No Filings Required	36
5.5 Survival	37
5.6 Further Assurances	37

SECTION 6. COLLECTION AND ADMINISTRATION	38
6.1 Borrowers’ Loan Accounts	38
6.2 Statements	38
6.3 Collection of Accounts	38
6.4 Payments	38
6.5 Taxes	39
6.6 Authorization to Make Loans	41
6.7 Use of Proceeds	41
6.8 Appointment of Administrative Borrower as Agent for Requesting Loan and Receipts of Loan and Statements	42
6.9 Pro Rata Treatment	43
6.10 Sharing of Payments, Etc.	43
6.11 Obligations Several; Independent Nature of Lenders’ Rights	44

SECTION 7. COLLATERAL REPORTING AND COVENANTS	44

(ii)

7.1 Collateral Reporting	44
7.2 Accounts Covenants	46
7.3 Inventory Covenants	46
7.4 Equipment and Real Property Covenants	47
7.5 Power of Attorney	48
7.6 Right to Cure	49
7.7 Access to Premises	49

SECTION 8. REPRESENTATIONS AND WARRANTIES	49
8.1 Existence, Power and Authority	50
8.2 Name; State of Organization; Chief Executive Office; Collateral Locations	50
8.3 Financial Statements; No Material Adverse Change	51
8.4 Priority of Liens; Title to Properties	51
8.5 Tax Returns	51
8.6 Litigation	51
8.7 Compliance with Other Agreements and Applicable Laws	52
8.8 Environmental Compliance	52
8.9 Employee Benefits	53
8.10 Bank Accounts	54
8.11 Intellectual Property	54
8.12 Subsidiaries; Affiliates; Capitalization; Solvency	55
8.13 Labor Disputes	55
8.14 Restrictions on Subsidiaries	56
8.15 Material Contracts	56
8.16 Credit Card Agreements	56
8.17 Interrelated Businesses	57
8.18 Payable Practices	57
8.19 Accuracy and Completeness of Information	57
8.20 Survival of Warranties; Cumulative	57
8.21 Administrative Priority; Lien Priority	58
8.22 Appointment of Trustee or Examiner; Liquidation	58

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS	58
9.1 Maintenance of Existence	58
9.2 New Collateral Locations	59
9.3 Compliance with Laws, Regulations, Etc.	59
9.4 Payment of Taxes and Claims	60
9.5 Insurance	60
9.6 Financial Statements and Other Information	61
9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc.	63
9.8 Encumbrances	66
9.9 Indebtedness	68
9.10 Loans, Investments, Etc.	71
9.11 Restricted Payments	73
9.12 Transactions with Affiliates	73
9.13 Compliance with ERISA	73
9.14 End of Fiscal Years; Fiscal Quarters	73

(iii)

9.15 Change in Business	74
9.16 Limitation of Restrictions Affecting Subsidiaries	74
9.17 License Agreements	74
9.18 Credit Card Agreements	75
9.19 Material Adverse Deviation	75
9.20 After Acquired Real Property	76
9.21 Foreign Assets Control Regulations, Etc.	76
9.22 Costs and Expenses	76
9.23 Further Assurances	77
9.24 Bankruptcy Court Orders; Administrative Priority; Lien Priority; Payment of Claims	78
9.25 Payments	79

SECTION 10. EVENTS OF DEFAULT AND REMEDIES	79
10.1 Events of Default	79
10.2 Remedies	84

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW	87
11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	87
11.2 Waiver of Notices	89
11.3 Amendments and Waivers	89
11.4 Waiver of Counterclaims	91
11.5 Indemnification	91

SECTION 12. THE AGENT	91
12.1 Appointment, Powers and Immunities	91
12.2 Reliance by Agent	92
12.3 Events of Default	92
12.4 Ableco in its Individual Capacity	93
12.5 Indemnification	93
12.6 Non-Reliance on Agent and Other Lenders	93
12.7 Failure to Act	94
12.8 Intentionally Omitted	94
12.9 Concerning the Collateral and the Related Financing Agreements	94
12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders	94
12.11 Collateral Matters	95
12.12 Agency for Perfection	96
12.13 Successor Agent	96
12.14 Other Agent Designations	97

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS	97
13.1 Term	97
13.2 Interpretative Provisions	98
13.3 Notices	100
13.4 Partial Invalidity	101

(iv)

13.5 Confidentiality	101
13.6 Successors	103
13.7 Assignments; Participations	103
13.8 Entire Agreement	106
13.9 Counterparts, Etc.	107

SECTION 14. GUARANTY	107
14.1 Guaranty	107
14.2 Guaranty Absolute	107
14.3 Waiver	108
14.4 Continuing Guaranty; Assignments	108
14.5 Subrogation	109

(v)

INDEX

TO

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Information Certificate
Exhibit C	Form of Compliance Certificate
Schedule 1.17	Budget
Schedule 1.29	Commitments
Schedule 1.94	Owned Store Real Properties
Schedule 1.138	Working Capital Lender Agreements
Schedule 8.16	Credit Card Agreements

(vi)

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement dated June 15, 2007 is entered into by and among Hancock Fabrics, Inc, a Delaware corporation, as debtor and debtor-in-possession ("Parent"), HF Merchandising, Inc., a Delaware corporation, as debtor and debtor-in-possession ("Merchandising"), Hancock Fabrics of MI, Inc., a Delaware corporation, as debtor and debtor-in-possession ("Fabrics MI"), hancockfabrics.com, Inc., a Delaware corporation, as debtor and debtor-in-possession ("Fabrics.com"), Hancock Fabrics, LLC, a Delaware limited liability company, as debtor and debtor-in-possession ("Fabrics LLC", and together with Parent, Merchandising, Fabrics MI and Fabrics.com, each individually a "Borrower" and collectively, "Borrowers" as hereinafter further defined), HF Enterprises, Inc., a Delaware corporation, as debtor and debtor-in-possession ("Enterprises"), HF Resources, Inc., a Delaware corporation, as debtor and debtor-in-possession ("Resources", and together with Enterprises, each individually a "Guarantor" and collectively, "Guarantors" as hereinafter further defined), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders" as hereinafter further defined) and Ableco Finance LLC, a Delaware limited liability company, in its capacity as agent for Lenders (in such capacity, "Agent" as hereinafter further defined).

W I T N E S S E T H:

WHEREAS, each Borrower and Guarantor (collectively, the "Debtors") has commenced a case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware, and each Borrower and Guarantor has retained possession of its assets and each is authorized under the Bankruptcy Code to continue the operation of its businesses as a debtor-in-possession;

WHEREAS, the Bankruptcy Court (as hereinafter defined) has entered a Financing Order (as hereinafter defined) pursuant to which Agent and Lenders may make post-petition loans to Borrowers secured by substantially all the assets and properties of Borrowers and Guarantors as set forth in the Financing Order and the Financing Agreements (as hereinafter defined);

WHEREAS, the Borrowers and Guarantors have requested that Agent and Lenders make post-petition loans to Borrowers consisting of term loans in the aggregate principal amount of up to $17,500,000.  The proceeds of the loan made under the Credit Facility (as hereinafter defined) shall be used for general working capital purposes of the Borrowers and to pay fees and expenses related to this Agreement;

WHEREAS, each Lender is willing to agree (severally and not jointly) to make such post-petition loans to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1           "Ableco" shall mean Ableco Finance LLC, a Delaware limited liability company, in its individual capacity and its successors and assigns.

1.2           "Accounts" shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

1.3           "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum  determined by dividing (a) the London Interbank Offered Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage; provided, that the Adjusted Eurodollar Rate shall not be less than 5.25%.  For purposes hereof, "Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time.  Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender.  The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

1.4           "Administrative Borrower" shall mean Hancock Fabrics, Inc., a Delaware corporation, as debtor and debtor-in-possession, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.8 hereof and it successors and assigns in such capacity.

1.5           "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person.  For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

1.6           "Affiliate Subordination Agreement" shall mean the Affiliate Subordination Agreement, dated as of the date hereof, by and among Agent, Resources and Enterprises, as acknowledged and agreed to by Parent and Merchandising.

1.7           "Agent" shall mean Ableco Finance LLC, in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

1.8           "Agent Payment Account" shall mean an account designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of Agent and Lenders under this Agreement and the other Financing Agreements.

1.9           "Agreed Administrative Expense Priorities" means that administrative expenses with respect to the Borrowers and the Guarantors and, with respect to sub-clause (ii) of clause "first", any official committee appointed by the Bankruptcy Court, shall have the following order of priority:

first, (i) amounts payable pursuant to 28 U.S.C. § 1930(a)(6) and (ii) amounts payable in respect of clause (y) of the definition of "Carve-Out Expenses", provided that the amount entitled to priority under this sub-clause (ii) of this clause first ("Priority Professional Expenses"), less the amount of any retainers held by any professionals retained in the Chapter 11 Cases, and the allowed unpaid and outstanding reasonable expenses actually incurred on or after the Petition Date by the members of the Creditors Committee (as defined in the Financing Order), in a cumulative, aggregate sum shall not exceed $1,100,000 outstanding in the aggregate at any time (the "Professional Expense Cap"), of which such Professional Expense Cap, a cumulative, aggregate sum not to exceed $600,000 shall be exclusively for the allowed, unpaid and outstanding reasonable fees and expenses actually incurred by Houlihan Lokey Howard & Zukin Capital, Inc. (and no other party) in accordance with and subject to the terms of the Financing Order; provided, however, that (A) during any Carve-Out Expense Reduction Period, any payments actually made in respect of Carve-Out Expenses, shall reduce the Professional Expense Cap on a dollar-for-dollar basis, and (B) for the avoidance of doubt, so long as no Carve-Out Expense Reduction Period shall be continuing, the payment of Carve-Out Expenses shall not reduce the Professional Expense Cap, second, subject to the terms of the Intercreditor Agreement, the Working Capital Debt,

third, all Obligations, and

fourth, all other allowed administrative expenses.

1.10           "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto or such other form as be acceptable to Agent (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.7 hereof.

1.11           "Baldwyn Real Property" shall mean the Real Property of Parent located in Baldwyn, Mississippi.

1.12           "BancorpSouth Deposit Account Control Agreement" shall mean the Deposit Account Control Agreement, dated June 29, 2005, by and among Parent, Bancorp South Bank and Working Capital Agent, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.13           "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.14           "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware or the United States District Court for the District of Delaware.

1.15                        "Blocked Accounts" shall have the meaning set forth in Section 6.3 of the Working Capital Loan Agreement as in effect on the date hereof.

1.16           "Borrowers" shall mean, collectively, the following (together with their respective successors and assigns):  (a) Hancock Fabrics, Inc., a Delaware corporation, as debtor and debtor-in-possession; (b) HF Merchandising, Inc, a Delaware corporation, as debtor and debtor-in-possession; (c) Hancock Fabrics of MI, Inc., a Delaware corporation, as debtor and debtor-in-possession; (d) hancockfabrics.com, Inc., a Delaware corporation, as debtor and debtor-in-possession; (e) Hancock Fabrics, LLC, a Delaware limited liability company, as debtor and debtor-in-possession, and (f) any other Person that at any time after the date hereof becomes a Borrower; each sometimes being referred to herein individually as a "Borrower".

1.17           "Borrowing Base" shall mean the term "Borrowing Base" as defined, together with the terms used therein, in the Working Capital Loan Agreement as in effect on the date hereof, after giving effect to all Reserves.

1.18           "Budget" shall mean the initial budget of Borrowers and Guarantors to be delivered to Agent and Lenders in accordance with Section 4.1(p) hereof setting forth the Projected Information for the periods covered thereby, satisfactory in form and substance to Agent and attached as Schedule 1.17 hereto, together with any subsequent or amended budget(s) thereto delivered to Agent and Lenders pursuant to Section 7.1(c) hereof.

1.19           "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.20           "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

1.21           "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

1.22           "Carve-Out Expenses" means any payments permitted to be made by the Bankruptcy Court in respect of (x) amounts payable pursuant to 28 U.S.C. § 1930(a)(6) and (y) the unpaid and outstanding reasonable fees and expenses actually incurred on or after the Petition Date and allowed by order of the Bankruptcy Court pursuant to Sections 326, 327, 328, 330, 331 and 1103 of the Bankruptcy Code by attorneys, accountants and other professionals retained by the Borrowers, Guarantors, the Creditors Committee (as defined in the Financing Order) or the Equity Committee (as defined in the Financing Order) under Section 327 or 1103(a) of the Bankruptcy Code.

1.23           "Carve-Out Expense Reduction Period" means any period during which an Event of Default under this Agreement or a default by any Borrower or Guarantor in any of its obligations under the Financing Order shall have occurred and be continuing.

1.24           "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.25           "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor, other than as permitted in Section 9.7 hereof; (c) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (or similar governing body) of any Borrower or Guarantor (together with any new directors whose nomination for election by the stockholders of such Borrower or Guarantor was approved by a vote of at least a majority of the directors (or similar persons) then still in office who were either directors (or similar persons) at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors (or similar governing body) of any Borrower or Guarantor then still in office; or (d) the failure of Parent to own and control, directly or indirectly, one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor.

1.26           "Chapter 11 Cases" shall mean the Chapter 11 cases of Borrowers and Guarantors which are being jointly administered under the Bankruptcy Code and are pending in the Bankruptcy Court.

1.27                        "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.28           "Collateral" shall mean all of the real or personal property, and interests in real or personal property, of each Borrower and Guarantor, including, without limitation, all property of each such Person's "estate" (within the meaning of the Bankruptcy Code), whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender), including, without limitation:

(a)  all Accounts;

(b)  all general intangibles, including, without limitation, Intellectual Property;

(c)  all goods, including without limitation, Inventory and Equipment;

(d)  all Real Property and fixtures;

(e)  all chattel paper, including without limitation,  all tangible and electronic chattel paper;

(f)  all instruments. including without limitation, all promissory notes;

(g)  all documents;

(h)  all deposit accounts;

(i)  all letters of credit, banker's acceptances and similar instruments and including all letter of credit rights;

(j)  all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral; (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party; (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, other Collateral, including returned, repossessed and reclaimed goods; and (iv) deposits by and property of account debtors and other persons securing the obligations of account debtors;

(k)  all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent or any Lender or its Affiliates at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody transmission, collection or otherwise;

(l)  all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(m)  to the extent not described above, all Receivables;

(n)  subject to the Financing Order, all leasehold real property interests existing as of March 22, 2007, excluding fixtures located at the property subject to such leaseholds (collectively, the "Real Property Leasehold Interests");

(o)  all Records; and

(p)  all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything to the contrary contained in this Agreement or the other Financing Agreements, the Collateral shall not include the following (collectively, the "Excluded Collateral Items"): (i) any actions maintained or taken pursuant to Sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, and (ii) any proceeds of the items referred to in clause (i) of this paragraph; provided, that all such proceeds referenced in this clause (ii) shall at all times be segregated by Borrowers and Guarantors from the proceeds of Agent's and Lender's Collateral and the Loan provided by Agent and Lenders to Borrowers.

1.29           "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth opposite such Lender's name on Schedule 1.29 hereto or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

1.30           "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (and as to Borrowers and Guarantors, excluding to the extent included therein (i) any extraordinary, one-time or non-recurring gains, (ii) extraordinary, one-time or non-recurring non-cash losses or charges, and (iii) operations that have been discontinued on or before the date hereof) after deducting all charges which should be deducted before arriving at the net income (loss) for such period (but without regard to operations that have been discontinued on or before the date hereof) and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by any of its wholly-owned Subsidiaries shall be excluded; (c) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; (d) net income shall exclude interest accruing, but not paid, on indebtedness owing to a Subsidiary or parent corporation of such Person; and (e) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded .  For the purposes of this definition, net income excludes any gain and non-cash loss together with any related Provision for Taxes for such gain and non-cash loss realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions and for this purpose sales or other dispositions of retail store locations shall not be deemed to be in the ordinary course of the business of Borrowers and Guarantors) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income or non-cash loss realized as a result of changes in accounting principles or the application thereof to such Person.

1.31           "Credit Card Agreements" shall mean all agreements now or hereafter entered into by any Borrower or any Guarantor for the benefit of any Borrower, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.16 hereto.

1.32           "Credit Card Issuer" shall mean any person (other than a Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Discover Financial Services, Inc.

1.33           "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower's or Guarantor's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

1.34           "Credit Facility" shall mean the Loans provided to or for the benefit of any Borrower pursuant to Section 2.1 hereof.

1.35           "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.36           "Delayed Draw Loan" shall have the meaning set forth in Section 2.1 hereof.

1.37           "Delayed Draw Loan Date" shall have the meaning set forth in Section 2.1 hereof.

1.38           "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Working Capital Agent (or Agent, if applicable), the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Working Capital Agent (or Agent, if applicable) directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and has such other terms and conditions as Working Capital Agent (or Agent, if applicable) may require.

1.39           "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation, amortization, LIFO adjustments consisting of non-cash charges, and other non-cash charges, including imputed interest, deferred compensation and in the case of Borrowers and Guarantors, non-cash costs associated with the closing of retail store locations, in each case for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

1.40           "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in commercial loans and similar extensions of credit, any Related Fund that invests in commercial loans and similar extensions of credit, and in each case is approved by Agent; and (d) any commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

1.41           "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b)  relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.  The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.42           "Equipment" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.43           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

1.44           "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.45           "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, other than events as to which the requirement of notice has been waived in regulations by the Pension Benefit Guaranty Corporation; (b) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;  (c) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $750,000 and (g) any other event or condition with respect to a Plan including any Pension Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $750,000; provided, that, the following shall not constitute an ERISA Event: (i) the commencement of the Chapter 11 Cases, (ii) the financial condition of the Borrowers and Guarantors immediately prior to the Petition Date as disclosed to Agent and Lenders in writing or (iii) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange.

1.46           "Eurodollar Rate Loan" shall mean any Loan or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.47           "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.48           "Excess Availability" shall mean the term "Excess Availability" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

1.49           "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

1.50           "Excluded Collateral Items" shall have the meaning set forth in the definition of "Collateral".

1.51           "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

1.52           "Fee Letter" shall mean the letter agreement, dated of even date herewith, by and among Borrowers and Agent, setting forth certain fees payable by Borrowers in connection with the Credit Facility, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.53           "Financing Agreements" shall mean, collectively, this Agreement, each Financing Order, the Fee Letter, the Affiliate Subordination Agreement, the Intercreditor Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Guarantor in connection with this Agreement.

1.54           "Financing Order" shall mean the Permanent Financing Order and such other orders relating thereto or authorizing the granting of credit by Agent and Lenders to Borrowers on a permanent basis pursuant to Section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Cases.

1.55           "Financing Order Entry Date" means the date on which the Financing Order shall have been entered by the Bankruptcy Court.

1.56           "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

1.57           "Funding Bank" shall have the meaning given to such term in Section 3.3 hereof.

1.58           "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

1.59           "GOB Stores" shall have the meaning set forth in the Final Order Under 11 U.S.C. §§ 105, 327, 328, 365 and 554, (I) Authorizing Debtors to Conduct Going-Out-Of-Business Sales And To Close Certain Stores, (II) Authorizing The Assumption Of Consulting Agreement With And Retention Of Consultant And (III) Granting Related Relief, dated April 5, 2007, as in effect on the date hereof.

1.60           "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.61           "Guaranteed Obligations" shall have the meaning set forth in Section 14.1 hereof.

1.62           "Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (a) HF Enterprises, Inc., a Delaware corporation, a debtor and debtor-in-possession; (b) HF Resources, Inc., a Delaware corporation, a debtor and debtor-in-possession; and (c) any other Person that at any time after the date hereof becomes party to a guarantee in favor of Agent or any Lender or otherwise liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (other than Borrowers); each sometimes being referred to herein individually as a "Guarantor".

1.63           "Guaranty" means (i) the guaranty of each Guarantor party hereto contained in Section 14 hereof, and (ii) each other guaranty made by any other Guarantor in favor of the Agent for the benefit of the Agent and the Lenders pursuant to Section 9.23 or otherwise.

1.64           "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.65           "Hedge Agreement" shall mean an agreement between any Borrower or Guarantor and a Bank Product Provider (as defined in the Working Capital Loan Agreement as in effect on the date hereof) that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as "Hedge Agreements".

1.66           "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person and payable in accordance with customary trade practices); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; (j) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law and (k) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

1.67           "Information Certificate" shall mean, collectively, the Information Certificates of Borrowers and Guarantors constituting Exhibit B hereto containing material information with respect to Borrowers and Guarantors, their respective businesses and assets provided by or on behalf of Borrowers and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.68           "Intellectual Property" shall mean, as to each Borrower and Guarantor, such Borrower's and Guarantor's now owned and hereafter arising or acquired:  patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Borrower's or Guarantor's use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

1.69           "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of the date hereof, by and among Agent, Working Capital Agent and Borrowers and Guarantors, as amended, supplemented or otherwise modified from time to time or as replaced in accordance with the terms thereof and hereof, which will provide for, among other things, an agreement by Working Capital Agent to maintain at all times Reserves in an aggregate amount equal to $17,500,000 plus the amount of the Professional Expense Cap.

1.70           "Interest Expense" shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts and bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments.

1.71           "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as any Borrower (or Administrative Borrower on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Administrative Borrower on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

1.72         "Interest Rate" shall mean,

(a)  Subject to clause (b) of this definition below:

(i)  as to Prime Rate Loans, a rate equal to two (2%) percent per annum in excess of the Prime Rate, and

(ii)  as to Eurodollar Rate Loans, a rate equal to five (5%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of the Interest Period, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor).

(b)  Notwithstanding anything to the contrary contained herein, Agent may, at its option, and Agent shall, at the direction of the Required Lenders, without notice, increase the Interest Rate to the rate of five (5%) percent per annum in excess of the Prime Rate for Prime Rate Loans and the rate of eight (8%) percent per annum in excess of the Adjusted Eurodollar Rate for Eurodollar Rate Loans either for the period (A) from and after the effective date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Agent may specify, in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (B) from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing.

1.73           "Inventory" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower or Guarantor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

1.74           "Investment" shall have the meaning set forth in Section 9.10 hereof.

1.75           "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Working Capital Agent (or Agent, if applicable), by and among Working Capital Agent (or Agent, if applicable), any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Working Capital Agent (or Agent, if applicable), that it will comply with entitlement orders originated by Working Capital Agent (or Agent, if applicable), with respect to such investment property, or other instructions of Working Capital Agent (or Agent, if applicable), and has such other terms and conditions as Working Capital Agent (or Agent, if applicable) may require.

1.76           "Lenders" shall mean the lenders who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

1.77           "Liabilities" shall have the meaning set forth in Section 2.5 hereof.

1.78           "License Agreements" shall have the meaning set forth in Section 8.11 hereof.

1.79           "Loan" shall mean, collectively, (i) the loan made by the Lenders to the Borrowers on the date hereof and (ii) the loan, if any, made by the Lenders to the Borrowers on the Delayed Draw Loan Date, in each case pursuant to Section 2.1 hereof

1.80           "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic average of all such rates.

1.81           "Material Adverse Deviation" shall mean, as of any date of determination, a deviation of more than 25%, on a cumulative basis for the period from and after the first day of the Budget to and including such date, above the "net inflows/(outflows)" line item set forth in the Budget for such period.

1.82           "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral or its value; (e) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements; provided, that, the following shall not constitute a Material Adverse Effect: (i) the commencement of the Chapter 11 Cases, (ii) the financial condition of the Borrowers and Guarantors immediately prior to the Petition Date as disclosed to Agent and Lenders in writing, (iii) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange, or (iv) Borrowers closing of certain of their store locations either (A) with the prior written consent of Agent with respect to such store closures or (B) to the extent provided by Section 9.7(e) hereof.

1.83           "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $5,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

1.84           "Maturity Date" shall mean shall have the meaning set forth in Section 13.1 hereof.

1.85           "Maximum Credit" shall mean the amount of $17,500,000.

1.86           "Mortgage" shall mean any mortgage or deed of trust by a Borrower or a Guarantor in favor of Agent with respect to the Real Property and related assets of such Borrower, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.87           "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate or with respect to which any Borrower, Guarantor or any ERISA Affiliate may incur any liability.

1.88           "Net Cash Proceeds" shall mean (i) with respect to any disposition of assets by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 9.8 on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

1.89           "Nova" shall mean NOVA Information Systems, Inc.

1.90           "Nova Event" shall mean (i) the sending by Nova to Parent of the notice of termination, dated March 2, 2007, with respect to the Processing Agreement, (ii) the extension of the date of termination of the Processing Agreement from time to time and the amendment and continuation of the Processing Agreement, as the case may be, and (iii) the establishment of the $1,890,000 reserve held by Nova in accordance with the terms of the Processing Agreement (in such form as such reserve may be held from time to time, including, without limitation, cash on deposit, certificate of deposit or letter of credit).

1.91           "Obligations" shall mean the Loan and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of the Chapter 11 Cases or any other case with respect to such Borrower under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

1.92           "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than Borrowers.

1.93           "Other Taxes" shall have the meaning given to such term in Section 6.5 hereof.

1.94           "Owned Store Real Properties" shall mean, collectively, the Real Properties of Parent listed on Schedule 1.94 hereto.

1.95           "Parent" shall mean Hancock Fabrics, Inc., a Delaware corporation, a debtor and debtor-in-possession, and its successors and assigns.

1.96           "Participant" shall mean any lender that acquires and holds a participation in the interest of any Lender in any portion of the Loan in conformity with the provisions of Section 13.7 hereof governing participations.

1.97           "Participant Register" shall have the meaning set forth in Section 13.7 hereof.

1.98           "Permanent Financing Order" shall mean the final order of the Bankruptcy Court with respect to the Borrowers and Guarantors, in form and substance satisfactory to Agent, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agent, the Required Lenders and the Borrowers.

1.99           "Permitted Dispositions" shall mean each of the following:

(a)  sales of Inventory in the ordinary course of business and "going out of business" sales of Inventory in connection with the closing of retail store locations permitted by Section 9.7 of this Agreement;

(b)  the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $500,000 for all such Equipment disposed of in any fiscal year of Borrowers or as Agent may otherwise agree;

(c)  sales or other dispositions by any Borrower of assets in connection with the closing or sale of a retail store location of such Borrower in the ordinary course of such Borrower's business which consist of Real Property Leasehold Interests in the premises of such store, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales and closings, (i) after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length transaction, and (iii) with respect to the Real Property Leasehold Interests, after the sale or disposition of the Real Property Leasehold Interests related to the closing or sale of store locations of the Borrowers after the date hereof, either (A) Agent shall have consented to such sale or disposition of such Real Property Leasehold Interests or (B) such sale or disposition of such Real Property Leasehold Interests shall be permitted in Section 9.7 hereof;

(d)  the sale of any of the Owned Store Real Properties; provided, that, as to such sale and closing, (i) Agent shall have received not less than ten (10) Business Days prior written notice of such sale or closing, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may request, (ii) after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (iii) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length transaction;

(e)  the grant by any Borrower or Guarantor after the date hereof of a non-exclusive license to any person for the use of any Intellectual Property consisting of trademarks owned by such Borrower or Guarantor; provided, that, as to any such license, each of the following conditions is satisfied, (i) such licenses shall be on commercially reasonable prices and terms in a bona fide arms' length transactions, (ii) the rights of the licensee shall be subject to the rights of Agent, and shall not adversely affect, limit or restrict the rights of Agent to use any Intellectual Property of a Borrower or Guarantor to sell or otherwise dispose of any Inventory or other Collateral, (iii) Agent shall have received, true, correct and complete copies of the executed license agreement, promptly upon the execution thereof and (iv) as of the date of the grant of any such license, and after giving effect thereto, no Default or Event of Default shall exist or have occurred; and

(f)  sales, transfers and dispositions of assets of a Borrower to another Borrower or by a Guarantor or other Subsidiary of Parent to a Borrower or Guarantor, in each case to the extent permitted under Section 9.12 hereof.

1.100       "Permitted Investments" shall mean each of the following:

(a)  the endorsement of instruments for collection or deposit in the ordinary course of business;

(b)  Investments in cash or Cash Equivalents, provided, that the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

(c)  the existing Investments of each Borrower and Guarantor as of the date hereof in its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

(d)  loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor not to exceed the principal amount of $250,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(e)  stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, subject to the terms of the Intercreditor Agreement, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may request; and

(f)  obligations of account debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower or Guarantor; provided, that, subject to the terms of the Intercreditor Agreement, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed.

1.101       "Permitted Priority Liens" shall mean Liens permitted under clauses (d), (e), (f), (g), (h), (i), (j), (l) and (n) of Section 9.8 hereof.

1.102       "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.103       "Petition Date" shall mean the date of the commencement of the Chapter 11 Cases.

1.104       "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or, in the case of a Multiemployer Plan, has made contributions at any time during the immediately preceding six (6) plan years or with respect to which any Borrower or Guarantor may incur liability.

1.105       "Prime Rate" shall mean, on any date, the greater of (a) 8.25%, (b) the rate from time to time publicly announced by JPMorgan Chase Bank in New York, New York, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank or (c) the Federal Funds Rate in effect on such day plus one-half (1/2%) percent.

1.106       "Prime Rate Loan" shall mean any Loan or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

1.107       "Priority Professional Expenses" means those Carve-Out Expenses entitled to a priority as set forth in sub-clause (ii) of the clause "first" of the definition of the term "Agreed Administrative Expense Priorities".

1.108       "Processing Agreement" shall mean the Merchant Processing Agreement, dated September 21, 2004, between Nova, Regions Bank and Parent, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced".

1.109       "Professional Expense Cap" has the meaning specified in subclause (ii) of clause "first" of the definition of the term "Agreed Administrative Expense Priorities".

1.110       "Projected Information" shall have the meaning set forth in Section 4.1 hereof.

1.111       "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of whch is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's portion of the Loan and the denominator shall be the aggregate amount of the unpaid Loan.

1.112       "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.113       "Ratification Agreement" shall mean the Ratification and Amendment Agreement, dated as of March 22, 2007, by and among Borrowers, Guarantors, Working Capital Agent and Working Capital Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms hereof.

1.114       "Rating Agencies" shall have the meaning set forth in Section 2.5 hereof.

1.115       "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including Real Property Leasehold Interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in a Mortgage.

1.116       "Real Property Leasehold Interests" shall have the meaning set forth in the definition of "Collateral".

1.117       "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

1.118       "Records" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

1.119       "Register" shall have the meaning set forth in Section 13.7 hereof.

1.120       "Registered Loan" shall have the meaning set forth in Section 2.1(d) hereof.

1.121       "Registered Note" shall have the meaning set forth in Section 13.7 hereof.

1.122       "Related Fund" shall mean, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

1.123       "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom more than fifty (50%) percent of the then outstanding Obligations are owing.

1.124       "Restricted Payment" shall mean (a) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of Parent or any of its Subsidiaries, as the case may be, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment on account of, or purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Parent or any of its Subsidiaries, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (c) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of Parent or any of its Subsidiaries now or hereafter outstanding, or (d) any payment to any Affiliate of any Borrower except to the extent expressly permitted in this Agreement.

1.125       "Secured Parties" shall mean, collectively, (i) Agent, and (ii) Lenders.

1.126       "Securitization" shall have the meaning set forth in Section 2.5 hereof.

1.127       "Securitization Parties" shall have the meaning set forth in Section 2.5 hereof.

1.128       "Special Agent Advances" shall have the meaning set forth in Section 12.11 hereof.

1.129       "Subordinated Debt Documents" shall mean, collectively, any and all agreements, documents and instruments evidencing or otherwise related to Indebtedness permitted under Section 9.9(f) hereof.

1.130       "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

1.131       "Taxes" shall have the meaning set forth in Section 6.5 hereof.

1.132       "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

1.133       "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.134       "Wachovia" shall mean Wachovia Bank, National Association, in its individual capacity, and its successors and assigns.

1.135       "W/C Loans" shall mean the term "Loans" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

1.136       "Working Capital Agent" shall mean Wachovia, in its capacity as administrative agent acting for and on behalf of the Working Capital Lenders pursuant to the Working Capital Loan Agreement, and its successors and assigns (including any replacement or successor agent or additional agent acting for and on behalf of the Working Capital Lenders).

1.137       "Working Capital Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower or Guarantor to Working Capital Agent or any Working Capital Lender, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Working Capital Lender Agreements.

1.138       "Working Capital Lender Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced):  (a) the Working Capital Loan Agreement; (b) the agreements, documents and instruments set forth on Schedule 1.138 hereto; and (c) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Working Capital Agent or any Working Capital Lender in connection therewith or related thereto; sometimes being referred to herein individually as a "Working Capital Lender Agreement".

1.139       "Working Capital Lenders" shall mean, collectively, Wachovia and the other lenders who are from time to time parties to the Working Capital Loan Agreement as lenders, and their respective successors and assigns and the lenders with respect to any Refinancing Indebtedness; each sometimes referred to herein individually as a "Working Capital Lender".

1.140       "Working Capital Loan Agreement" shall mean the Loan and Security Agreement, dated as of June 29, 2005, by and among Wachovia, as administrative agent, Wachovia Capital Markets, LLC, as Sole Lead Arranger, Manager and Bookrunner, The CIT Group/Business Credit, Inc., as syndication agent, the lenders from time to time party thereto, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, refinanced, restated or replaced, including, as amended by the Ratification Agreement, and including any agreements with respect to Refinancing Indebtedness.

1.141       "Working Capital Maximum Credit" shall mean the term "Maximum Credit" as defined in the Working Capital Loan Agreement as in effect on the date hereof.

SECTION 2.  CREDIT FACILITIES

2.1  Loans.

(a)  On the date hereof, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of a Loan to the Borrowers, in the original principal amount of such Lender's Commitment; provided, that if the conditions precedent set forth in Section 4.2 hereof have not been satisfied as of the date hereof, then (x) on the date hereof, each Lender shall fund its Pro Rata Share of a Loan in an aggregate amount of $12,500,000 and (y) on the date the conditions precedent set forth in Section 4.2 are satisfied (the "Delayed Draw Loan Date), each Lender shall fund its Pro Rata Share of a Loan in an aggregate amount of $5,000,000 (the "Delayed Draw Loan").

(b)  The Loan is (i) to be repaid, together with interest and other amounts, in accordance with this Agreement and (ii) secured by all of the Collateral.  The unpaid principal amount of the Loan shall be repaid on the earlier of (i) the Maturity Date as set forth in Section 13.1 hereof, and (ii) such earlier date on which the Loan shall be come due and payable in accordance with the terms of this Agreement and the other Financing Agreements.

(c)  Borrowers may, upon at least five (5) Business Days' prior written notice to Agent, prepay (without penalty or premium) the principal of the Loan, in whole or in part.  Each prepayment made pursuant to this clause (c) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.

(d)  Agent, on behalf of Borrowers, agrees to record each Loan on the Register referred to in Section 13.7(b).  The Loan recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than a Registered Note (as defined below).  Upon the registration of a Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to Borrowers.  Borrowers agree, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e., containing registered note language) and registered as provided in Section 13.7(b) hereof (a "Registered Note"), payable to such Lender and otherwise duly completed.  Once recorded on the Register, a Registered Note may not be removed from the Register so long as the Obligations it evidences remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

2.2  Commitments.  Each Lender's Commitment shall terminate at 5:00 p.m. (New York Time) (i) on the date hereof, in an amount equal to each Lender's Pro Rata Share of the Loan made on the date hereof and (ii) if the Loan made on the date hereof is less than $17,500,000, in an amount equal to each Lender's Pro Rata Share of the Commitment in an aggregate amount of $5,000,000 on the Delayed Draw Loan Date.

2.3  Mandatory Prepayments.  Notwithstanding the provisions of Section 6.4 hereof and subject to the terms of the Intercreditor Agreement, so long as no Event of Default exists or has occurred and is continuing:

(a)  Upon the sale or disposition of any Collateral by Parent or any of its Subsidiaries, Borrowers shall immediately prepay the Working Capital Debt and the Obligations as follows, in an aggregate amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sale or disposition: (i) with the Net Cash Proceeds received from the sale of the Real Property Leasehold Interests to the outstanding principal amount of the Loan, until paid in full, provided, that at the election of the Agent and Required Lenders such Net Cash Proceeds shall instead be applied, first, to the outstanding principal amount of the W/C Loans, until paid in full, and second, to the outstanding principal amount of the Loan, until paid in full, and (ii) with all Net Cash Proceeds other than Net Cash Proceeds received from the sale of the Real Property Leasehold Interests, first, to the outstanding principal amount of the W/C Loans, until paid in full, and second, to the outstanding principal amount of the Loan, until paid in full.  Nothing contained in this subsection (a) shall permit Parent or any of its Subsidiaries to make a disposition of any property other than in accordance with Section 9.7.

(b)  Notwithstanding the foregoing, if Working Capital Agent does not require Borrowers to make any payment that, pursuant to the terms of this Section 2.3, is permitted to be applied to the Working Capital Debt, such payment shall be applied to prepay the outstanding principal amount of the Loan instead.

(c)  Notwithstanding anything to the contrary in this Section 2.3, all prepayments under this Section 2.3 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.  At any time that an Event of Default has occurred and is continuing, all payments pursuant to this Section 2.3 shall be applied in accordance with Section 6.4.

2.4  Joint and Several Liability.  Each Borrower shall be jointly and severally liable for all amounts due to Agent and Lenders under this Agreement and the other Financing Agreements, regardless of which Borrower actually receives the Loan hereunder or the amount of such Loan received or the manner in which Agent or any Lender accounts for the Loan or other extensions of credit on its books and records.  All references herein or in any of the other Financing Agreements to any of the obligations of Borrowers to make any payment hereunder or thereunder shall constitute joint and several obligations of Borrowers.  The Obligations with respect to the Loan made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to the Loan made to another Borrower, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers.  The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to the Loan or other extensions of credit made to each other Borrower shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of such other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of such other Borrower, (b) the absence of any attempt to collect the Obligations from such Borrower, any Obligor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provisions of any instrument evidencing the Obligations of such other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to Agent or any Lender, (d) the failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of such other Borrower, (e) the election of Agent and Lenders in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Agent or any Lender for the repayment of the Obligations of such other Borrower under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of an Obligor or of such other Borrower.  With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to the Loan or other extensions of credit made to another Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent or any Lender now has or may hereafter have against any Borrower or Obligor and any benefit of, and any right to participate in, any security or collateral given to Agent or any Lender.  At any time an Event of Default exists or has occurred and is continuing, Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations.  Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

2.5  Securitization.  The Borrowers and Guarantors hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loan (a "Securitization") through the pledge of the Loan as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loan or the issuance of direct or indirect interests in the Loan, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies").  The Borrowers and Guarantors shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Financing Agreements, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, providedthat (i) any such amendment or additional documentation does not impose material additional costs on the Borrowers and Guarantors and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of Borrowers and Guarantors under the Financing Agreements or change or affect in a manner adverse to the Borrowers and Guarantors the financial terms of the Loan, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loan or the Securitization, and (c) providing in connection with any rating of the Loan a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact by any Borrower or Guarantor contained in any Financing Agreement or in any writing delivered by or on behalf of any Borrower or Guarantor to the Lenders in connection with any Financing Agreement or arise out of or are based upon the omission or alleged omission by any Borrower or Guarantor to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loan and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

SECTION 3.  INTEREST AND FEES

3.1  Interest.

(a)  Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loan at the Interest Rate.  All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b)  Each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period.  Such request from a Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans.  Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Borrower (or Administrative Borrower on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) such Borrower (or Administrative Borrower on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower.  Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable.  Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

(c)  Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof.  Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Parent, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed.  Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(d)  Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.  The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.  In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

3.2  Fees. Borrowers shall pay to Agent the fees and amounts set forth in the Fee Letter in the amounts and at all times specified therein.

3.3  Changes in Laws and Increased Costs of Loan.

(a)  If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loan, then Borrowers and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify such Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified).  A certificate as to the amount of such increased cost shall be submitted to Administrative Borrower by Agent or the applicable Lender and shall be conclusive, absent manifest error.

(b)  If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Adjusted Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower when such conditions no longer exist.  If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans.  Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

(c)  Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d)  Borrowers and Guarantors shall indemnify Agent and each Lender and to hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by any Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Administrative Borrower on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto.  With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.  This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4.  CONDITIONS PRECEDENT

4.1  Conditions Precedent to the Loan.

The obligation of Agent and Lenders to make the Loan hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of the Loan of each of the following conditions precedent:

(a)  the Financing Order shall have been entered by the Bankruptcy Court and the Agent shall have received a true and complete copy of such order, and such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed, vacated or subject to a pending appeal absent prior written consent of the Agent, the Required Lenders and Borrowers.

(b)  all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation or formation of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation or formation);

(c)  Agent shall have received a certificate of the appropriate official(s) of the states of Delaware and Mississippi certifying as to the status of the good standing of, and the payment of taxes by, each Borrower or Guarantor in such states, to the extent that such Borrower or Guarantor is organized or qualified in such states;

(d)  after giving effect to the Loan to be made on the date hereof and the payment of all fees and expenses related to this transaction, (i) the Excess Availability plus unrestricted cash of Borrowers shall not be less than $22,500,000 and (ii) all accounts payable of the Borrowers and Guarantors shall be at a level satisfactory to Agent.  The Administrative Borrower shall deliver to the Collateral Agent a certificate of the chief financial officer of the Administrative Borrower certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculation of Excess Availability.

(e)  Agent shall have received a Deposit Account Control Agreement by and among the Working Capital Agent, duly authorized, executed and delivered by Parent and BancorpSouth Bank, together with evidence satisfactory to Agent that such Deposit Account Control Agreement has been ratified by the parties thereto and remains in full force and effect;

(f)  Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral, subject (as to priority) only to Permitted Priority Liens;

(g)  Agent shall have received and reviewed lien search results for each Borrower and Guarantor in such jurisdictions as Agent shall request, which search results shall be in form and substance satisfactory to Agent;

(h)  Agent shall have received copies of the stock certificates (if any) (the originals having been delivered to the Working Capital Agent) representing all of the issued and outstanding shares of the Capital Stock of each Borrower and Guarantor (other than Parent) and owned by any Borrower or Guarantor, in each case together with copies of the stock powers duly executed in blank with respect thereto;

(i)  Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

(j)  Agent shall have received the Intercreditor Agreement, duly executed by the Working Capital Agent, Borrowers and Guarantors;

(k)  no material pending or threatened, litigation, proceeding, bankruptcy or insolvency, injunction, order or claims with respect to Borrowers and Guarantors shall exist (other than (i) the commencement of the Chapter 11 Cases and events that typically result from the commencement of the Chapter 11 Cases and (ii) any litigation that has been stayed by the commencement of the Chapter 11 Cases);

(l)  as of the date hereof and after giving effect to the transactions contemplated hereby, no defaults or events of default on the Working Capital Debt and no Material Contracts of Borrowers or Guarantors shall have terminated;

(m)  Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Agent may request;

(n)  the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

(o)  all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of the Loan and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date);

(p)  Borrowers shall have prepared and delivered to Agent and Lenders, in form satisfactory to Agent, an initial thirteen (13) week Budget, together with a certificate of an authorized officer of the Administrative Borrower stating that such initial Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Borrowers to be reasonable at the time made and from the best information then available to the Borrowers; the initial Budget has been throughly reviewed by the Borrowers and their management and sets forth for the periods covered thereby: (i) projected weekly operating cash receipts for each week commencing with the week ending May 18, 2007, (ii) projected weekly operating cash disbursements for each week commencing with the week ending May 18, 2007, (iii) projected aggregate principal amount of outstanding loans and letter of credit obligations for each week commencing with the week ending as of May 18, 2007, and (iv) projected weekly amounts of loans and letters of credit available to Borrowers under the terms, conditions and formulae of this Agreement and the Working Capital Loan Agreement for each week commencing with the week ending May 18, 2007 (collectively, the "Projected Information");

(q)  Borrowers shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to this Agreement and the other Financing Agreements, including, without limitation, the Fee Letter;

(r)  Agent shall have determined, in its sole judgment, that no event or development shall have occurred since the Petition Date (other than the commencement of the Chapter 11 Cases and events that typically result from the commencement of the Chapter 11 Cases) which could have a Material Adverse Effect;

(s)  no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loan, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect (other than the commencement of the Chapter 11 Cases and events that typically result from the commencement of the Chapter 11 Cases);

(t)  Agent shall have received executed copies of the Working Capital Lender Agreements as in effect on the date hereof, including, without limitation, the amendments to the Working Capital Lender Agreements and any orders entered by the Bankruptcy Court which are required by Agent, which shall each be in form and substance satisfactory to Agent, together with a certificate of an authorized officer of the Administrative Borrower stating that such agreements remain in full force and effect and that none of the Borrowers or Guarantors has breached or defaulted in any of its obligations under such agreements;

(u)  no trustee, examiner or receiver shall have been appointed or designated with respect to Borrowers or their business, properties or assets and no motion shall be pending seeking any relief or seeking any other relief in the Bankruptcy Court to exercise control over Collateral;

(v)  no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of the Loan and after giving effect thereto;

(w)  Agent shall have received a certificate of an authorized officer of the Administrative Borrower certifying as to the matters set forth in Sections 4.1(o) and (v); and

(x)  Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to Agent in form and substance, as Agent may, in its good faith judgment, determine to be necessary or appropriate.

4.2  Conditions Precedent to Delayed Draw Loan .  The obligation of Lenders to make the Delayed Draw Loan is subject to the further satisfaction of, or waiver by the Agent of, immediately prior to or concurrently with the making of such Delayed Draw Loan of each of the following conditions precedent:

(a)  all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Delayed Draw Loan and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date);

(b)  Agent shall have completed its Delayed Draw Loan due diligence with respect to each Borrower and Guarantor and received all financial information, projections, budgets, business plans, cash flows and such other information as Agent and Lenders shall reasonably request, including, without limitation, (i) a review of Borrowers' and Guarantors' books and records, (ii) a review of a valuation of Borrowers' and Guarantors' assets and business, including, without limitation, an updated appraisal of the Borrowers' distribution facility, and a current GOB appraisal of inventory, (iii) an analysis of Borrowers' 2006 financial statements indicating revenue and EBITDA of $388,488,000 and ($23,000,000), respectively, (iv) satisfactory review of Borrowers' interim cash forecasts, and (v) receipt and review of and satisfaction with Borrowers' Budget, in each case, the results of which shall be acceptable to the Agent, in its sole and absolute discretion;

(c)  no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Delayed Draw Loan, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect (other than the commencement of the Chapter 11 Cases and events that typically result from the commencement of the Chapter 11 Cases);

(d)  no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Delayed Loan and after giving effect thereto;

(e)  Agent shall have received a certificate of an authorized officer of the Administrative Borrower certifying as to the matters set forth in Sections 4.2(a) and (d); and

(f)           Borrowers shall have paid, on or before the date of the making of the Delayed Draw Loan, all fees, costs, expenses and taxes then payable pursuant to this Agreement and the other Financing Agreements, including, without limitation, the Fee Letter.

SECTION 5.  SECURITY AND ADMINISTRATIVE PRIORITY

5.1  Collateral; Grant of Lien and Security Interest.

(a)  As security for the full and timely payment and performance of all of the Obligations, each of the Borrowers and the Guarantors hereby, as of the Financing Order Entry Date, assigns, pledges and grants (or causes the assignment, pledge and grant in respect of any indirectly owned assets) to the Agent, for the benefit of the Agent and the Lenders, a security interest in and to and Lien on all of the Collateral.

(b)  Upon entry of the Financing Order, the Liens and security interests in favor of the Agent referred to in Section 5.1(a) hereof shall be valid and perfected Liens and security interests in the Collateral, prior to all other Liens and security interests in the Collateral, other than for Permitted Priority Liens (and, in the case of the Working Capital Debt, subject to the terms of the Intercreditor Agreement).  Such Liens and security interests and their priority shall remain in effect until all Obligations shall have been repaid in cash in full.

(c)  Notwithstanding anything herein to the contrary (i) all proceeds received by the Agent and the Lenders from the Collateral subject to the Liens granted in this Section 5.1 and in each other Financing Agreement and by the Bankruptcy Court Orders shall be subject to the prior payment of (x) Carve-Out Expenses to the extent set forth in clause "first" of the definition of the term "Agreed Administrative Expense Priorities", and (y) subject to the terms of the Intercreditor Agreement, the Working Capital Debt, and (ii) no Person entitled to such Carve-Out Expenses shall be entitled to sell or otherwise dispose, or seek or object to the sale or other disposition, of any Collateral.

5.2  Administrative Priority.  Each of the Borrowers and the Guarantors agrees for itself that the Obligations of such Person shall constitute allowed administrative expenses in the Chapter 11 Cases, having priority over all administrative expenses of and unsecured claims against such Person now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code, subject only to the (x) prior payment of Carve-Out Expenses to the extent set forth in clause "first" of the definition of the term "Agreed Administrative Expense Priorities" and (y) subject to the terms of the Intercreditor Agreement, the Working Capital Debt.

5.3  Grants, Rights and Remedies.  The Liens and security interests granted pursuant to Section 5.1(a) hereof and the administrative priority granted pursuant to Section 5.2 hereof may be independently granted by the Financing Agreements and by other Financing Agreements hereafter entered into.  This Agreement, the Financing Order and such other Financing Agreements supplement each other, and the grants, priorities, rights and remedies of the Agent and the Lenders hereunder and thereunder are cumulative.

5.4  No Filings Required.  The Liens and security interests referred to herein shall be deemed valid and perfected by entry of the Financing Order, and entry of the Financing Order shall have occurred on or before the date of the extension of the Loan.  The Agent shall not be required to file any financing statements, mortgages, certificates of title, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Financing Order, or any other Financing Agreement; provided, that the Agent shall be permitted to file any financing statements, mortgages, certificates of title, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action with respect to the Lien and security interest granted by or pursuant to this Agreement.

5.5  Survival.  The Liens, lien priority, administrative priorities and other rights and remedies granted to the Agent and the Lenders pursuant to this Agreement, the Financing Order and the other Financing Agreements (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any Borrower or Guarantor (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatsoever.  Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(a)  except for the Carve-Out Expenses to the extent set forth in clause "first" or, subject to the terms of the Intercreditor Agreement, the Working Capital Debt in clause "second" of the definition of the term "Agreed Administrative Expense Priorities" as set forth in Section 5.2, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no other priority claims, are or will be prior to or on parity with, any claim of the Agent and the Lenders against any Borrower or Guarantor in respect of any Obligation;

(b)  the Liens in favor of the Agent and the Lenders set forth in Section 5.1(a) hereof shall constitute valid and perfected first priority Liens and security interests, subject only to Permitted Priority Liens (and, in the case of the Working Capital Debt, subject to the terms of the Intercreditor Agreement) to which such Liens and security interests may be subordinate and junior, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

(c)  the Liens in favor of the Agent and the Lenders set forth herein and in the other Financing Agreements shall continue to be valid and perfected without the necessity that the Agent file financing statements, mortgages, certificates of title or otherwise perfect its Lien under applicable non-bankruptcy law.

5.6  Further Assurances.  Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower's or Guarantor's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6.  COLLECTION AND ADMINISTRATION

6.1  Borrowers' Loan Accounts.

Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) the Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest.  All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

6.2  Statements.

Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses.  Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement has been received by Parent.  Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

6.3  Collection of Accounts.  Borrowers shall comply with all terms and provisions of the Working Capital Loan Agreement (or any successor or replacement agreement acceptable to Agent) with respect to the cash management of Borrowers; provided, that if the Working Capital Loan Agreement shall have been terminated and Borrowers shall not have entered into a successor or replacement agreement acceptable to Agent, then Borrowers shall enter into control agreements, lockbox agreements and other similiar agreements in form and substance satisfactory to Agent.

6.4  Payments.

(a)  All Obligations shall be payable to the Agent Payment Account or such other place as Agent may designate from time to time.  Subject to the other terms and conditions contained herein, Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including, subject to the terms and conditions of the Intercreditor Agreement, the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from any Borrower or Guarantor; second, to pay interest due in respect of the Loans (and including any Special Agent Advances); third, to pay principal in respect of Special Agent Advances; fourth, to pay principal in respect of the Loans; and fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines or to be held as cash collateral in a manner satisfactory to Agent and Borrowers or pursuant to an order of the Bankruptcy Court in connection with any contingent Obligations.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Agent, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans.

(b)  At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent.  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender.  Borrowers and Guarantors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned.  This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds.  This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

6.5  Taxes.

(a)  Except as otherwise provided in Section 6.5(d) herein, any and all payments by or on account of any of the Obligations shall be made free and clear of and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, charges, withholdings, liabilities, restrictions or conditions of any kind, excluding in the case of each Lender and Agent, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Agent (as the case may be) is organized (all such non-excluded taxes, levies, imposts, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

(b)  If any Taxes shall be required by law to be deducted from or in respect of any sum payable in respect of the Obligations to any Lender or Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5), such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Borrower or Guarantor shall make such deductions, (iii) the relevant Borrower or Guarantor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the relevant Borrower or Guarantor shall deliver to Agent evidence of such payment.

(c)  In addition, each Borrower and Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made hereunder or under any of the other Financing Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements (collectively, "Other Taxes").

(d)  Each Borrower and Guarantor shall indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.5) paid by such Lender or Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within thirty (30) days from the date such Lender or Agent (as the case may be) makes written demand therefor.  A certificate as to the amount of such payment or liability delivered to Administrative Borrower by a Lender (in each case with a copy to Agent) or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  No Borrower or Guarantor shall be required to indemnify or pay additional amounts to any Lender or Agent in respect of United States Federal withholding tax pursuant to this Section 6.5 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Lender or Agent became a party to this Agreement or, with respect to payments to a newly designated lending office of any Lender (a "New Lending Office"), the date such Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts that any assignee, or Lender (or assignee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the transfer, or Lender (or assignee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such transfer or designation, (ii) with respect to a Foreign Lender, the obligation to pay such indemnity payment or additional amounts would not have arisen but for a failure by a Foreign Lender to comply with paragraph (h) of this Section 6.5 or (iii) the obligation to withhold amounts with respect to United States Federal withholding tax did not arise as a result of a change in law (including any interpretation thereof) occurring after the date hereof.

(e)  If Agent or any Lender receives a refund in respect of any Taxes or Other Taxes for which Agent or such Lender has received payment from any Borrower or Guarantor hereunder, so long as no Event of Default shall exist or have occurred and be continuing, Agent or such Lender (as the case may be) shall credit to the loan account of Borrowers the amount of such refund net of all out-of-pocket expenses of such Lender; provided, however, that if Agent or such Lender is required to return such refund to the applicable Governmental Authority, Borrower or Guarantor, as applicable, shall return such refund to Agent or such Lender, and Borrower or Guarantor shall pay any interest, additions to tax or penalties imposed by such Governmental Authority with respect thereto.

(f)  As soon as practicable after any payment of Taxes or Other Taxes by any Borrower or Guarantor, such Borrower or Guarantor shall furnish to Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

(g)  Without prejudice to the survival of any other agreements of any Borrower or Guarantor hereunder or under any of the other Financing Agreements, the agreements and obligations of such Borrower or Guarantor contained in this Section 6.5 shall survive the termination of this Agreement and the payment in full of the Obligations.

(h)  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any of the other Financing Agreements shall deliver to Agent, at the time or times prescribed by applicable law or reasonably requested by Agent (in such number of copies as is reasonably requested by Agent), whichever of the following is applicable (but only if such Foreign Lender is legally entitled to do so):  (i) duly completed copies of Internal Revenue Service Form W-8BEN or W-8IMY claiming exemption from, or a reduction to, withholding tax under an income tax treaty, or any successor form, (ii)  duly completed copies of Internal Revenue Service Form W-8ECI or any successor form claiming exemption from withholding because the income is effectively connected with a U.S. trade or business, or (iii) any other applicable form, certificate or document prescribed by applicable law as a basis for claiming exemption from, or a reduction in, United States withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit a Borrower to determine the withholding or deduction required to be made.  In the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, such Foreign Lender hereby represents and warrants that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code, and such Foreign Lender agrees that it shall promptly notify Agent in the event any such representation is no longer accurate and will deliver such forms as may be requested by Agent in order to confirm or establish the continued entitlement of such Foreign Lender to any such expemption from, or reduction in, United States withholding tax with respect to payments hereunder or under the other Financing Agreements.  Unless Agent has received forms or other documents satisfactory to it indicating that payments hereunder or under any of the other Financing Agreements to or for a Foreign Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Agent shall withhold amounts required to be withheld by applicable requirements of law from such payments at the applicable statutory rate.

6.6  Authorization to Make Loans.  The Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the terms and conditions of this Agreement.

6.7  Use of Proceeds.  Borrowers shall use the proceeds of the Loan only for: (a) for general operating purposes, working capital purposes and other proper corporate purposes of Borrowers and Guarantors not otherwise prohibited by the terms hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements.  None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Loan to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.  Notwithstanding anything to the contrary contained in this Agreement and the other Financing Agreements, unless authorized by the Bankruptcy Court and approved by Agent in writing, no portion of any claims against any Borrower or Guarantor existing or created prior to the Petition Date, or of any administrative expense claim or other claim relating to the Chapter 11 Cases, shall be paid with the proceeds of the Loan provided by Agent and Lenders to Borrowers, other than allowed professional fees or such fees contained in the Financing Agreements and the Financing Order and those administrative expense claims and other claims relating to the Chapter 11 Cases directly attributable to the post-petition operation of the business of any Borrower or Guarantor in the ordinary course of such business in accordance with the Financing Agreements.  Notwithstanding anything to the contrary contained in this Section 6.7 or otherwise, such proceeds shall not be used by Borrowers or Guarantors to affirmatively commence or support, or to pay any professional fees incurred in connection with, any adversary proceeding, motion, or other action that seeks to challenge, contest or otherwise seek to impair or object to the validity, extent, enforceability or priority of Agent's and Lenders' Liens, claims and rights.

6.8  Appointment of Administrative Borrower as Agent for Requesting Loan and Receipts of Loan and Statements.

(a)  Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive the Loan pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower.  Agent and Lenders may disburse the Loan to such bank account of Administrative Borrower or a Borrower or otherwise make the Loan to a Borrower and provide the Loan to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor.  Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that the Loan to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b)  Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 6.8. Administrative Borrower shall ensure that the disbursement of the Loan to each Borrower requested by or paid to or for the account of Borrowers, shall be paid to or for the account of such Borrower.

(c)  Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

(d)  Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e)  No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

6.9  Pro Rata Treatment.   Except to the extent otherwise provided in this Agreement or as otherwise agreed by Lenders:  (a) the making and conversion of Loan shall be made among the Lenders based on their respective Pro Rata Shares as to the Loan and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.10  Sharing of Payments, Etc.

(a)  Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on the Loan owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

(b)  If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on the Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loan or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the portion of the Loan or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders.  To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c)  Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)  Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.11  Obligations Several; Independent Nature of Lenders' Rights.  The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7.  COLLATERAL REPORTING AND COVENANTS

7.1  Collateral Reporting.

(a)  Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

(i)  when provided to the Working Capital Agent (but in any event within fifteen (15) Business Days after the end of each month) or more frequently as Agent may request, a borrowing base certificate (in the form delivered to the Working Capital Agent setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding month);

(ii)  as soon as possible after the end of each month (but in any event within fifteen (15) Business Days after the end thereof), on a monthly basis or more frequently as Agent may  request, (A) rollforward inventory reports supported by monthly updates of adjusted cost factors and intercompany eliminations (and including the amounts of Inventory and the value thereof at any leased locations and at premises of  warehouses, processors or other third parties), (B) list or agings of outstanding accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, fulfillment centers, processors, custom brokers, freight forwarders and other third parties from time to time in possession of any Collateral), and (C) a certificate of an authorized officer of the Administrative Borrower certifying that sales and use tax collections, deposits and payments are current;

(iii)  as soon as possible after the end of each month (but in any event fifteen (15) Business Days after the end thereof), in each case certified by the chief financial officer, vice president of finance, treasurer or controller of Administrative Borrower as true and correct: (A) a statement confirming the delivery of payment of rent and other amounts due to owners and lessors of real property used by Borrower in the immediately preceding month, subject to year-end or monthly percentage rent payment adjustments, (B) the addresses of all new retail store locations of Borrowers and Guarantors opened and existing retail store locations closed or sold, in each case since the date of the most recent certificate delivered to Agent containing the information required under this clause, and (C) a report of any new deposit account established or used by any Borrower or Guarantor with any bank or other financial institution, including the Borrower or Guarantor in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such report;

(iv)  as soon as possible after the end of each fiscal quarter (but in any event within forty-five (45) Business Days after the end thereof), on a quarterly basis or more frequently as Agent may  request, reports by retail store location of sales and operating profits for each such retail store location;

(v)  upon Agent's reasonable request, (A) reports of sales for each category of Inventory, (B)  reports of aggregate Inventory purchases and identifying items of Inventory in transit to any Borrower or Guarantor related to the applicable documentary letter of credit and/or bill of lading number, (C) copies of remittance advices and reports, and copies of deposit slips and bank statements, (D) copies of shipping and delivery documents, (E) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers and Guarantor, (F) reports of inventory subject to a license granted to a Borrower by a third party, identifying such inventory by item, source, licensor, royalties paid, royalties payable and applicable license agreement, and (G) a report of all Inventory purchased or sold by Borrowers on consignment;

(vi)  upon Agent's reasonable request, (A) copies of customer statements, purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower or Guarantor; and

(vii)  such other reports as to the Collateral as Agent shall reasonably request from time to time.

(b)  If any Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services.

(c)   (1) by no later than 5:00 p.m. (Eastern Time) on the Friday of each week commencing on June 8, 2007, Borrowers shall furnish to Agent and Lenders, in form satisfactory to Agent, a report that sets forth for the immediately preceding week a comparison of the actual cash receipts, cash disbursements, loan balance and loan availability to the Projected Information for such weekly periods set forth in the Budget on a cumulative, weekly roll-forward basis, (2) no later than 5:00 p.m. on June 8, 2007 and on the Friday of each week thereafter, a thirteen (13) week statement of cash flow, on a cumulative, weekly roll-forward basis, and (3) no later than 5:00 p.m. on August 17, 2007 and on the last Friday of each quarter thereafter, Borrowers shall prepare and present to Agent and Lenders, in form and substance satisfactory to Agent (which approval shall not be unreasonably withheld), a subsequent thirteen (13) week Budget, which Borrowers acknowledge will be used, after the initial Budget, to establish the Material Adverse Deviation for purposes of Section 9.19.

7.2  Accounts Covenants.

(a)  Borrowers shall notify Agent promptly of the assertion of (i) any claims, offsets, defenses or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such persons or any settlement, adjustment or compromise thereof, to the extent any of the foregoing exceeds $250,000 in any one case or $500,000 in the aggregate, and (ii) all material adverse information relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card Processor.  No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of a Borrower's business in accordance with the current practices of such Borrower as in effect on the date hereof.  So long as no Event of Default exists or has occurred and is continuing, no Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, Credit Card Processor.  Subject to the terms of the Interceditor Agreement, at any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

(b)  Borrowers shall notify Agent promptly of:  (i) any notice of a material default by such Borrower under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to any Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of such Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Borrower.

(c)  Subject to the terms of the Intercreditor Agreement, Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3  Inventory Covenants.  With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records reasonably describing the kind, type, quality and quantity of Inventory, such Borrower's or Guarantor's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers and Guarantors shall conduct a physical count of the Inventory either through periodic cycle counts or wall to wall counts, so that all Inventory is subject to such counts at least once each year, but at any time or times as Agent may request at any time an Event of Default exists or has occurred and is continuing, and promptly following such physical inventory (whether through periodic cycle counts or wall to wall counts) shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent except as permitted in Section 9.7(e) hereof, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein and except to return defective or non-conforming Inventory to the manufacturers or vendors thereof; (d) upon Agent's request, Borrowers shall, at their expense, no less than two (2) times in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; provided, that, for the purposes of this Section 7.3, the form, scope and methodology of the most recent appraisal conducted and the most recent appraiser used by Borrowers, in each case, prior to the date hereof shall be deemed acceptable to Agent; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory except for the right of return given to retail customers of such Borrower or Guarantor in the ordinary course of the business of such Borrower or Guarantor in accordance with the then current return policy of such Borrower or Guarantor; (i) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (j) Borrowers and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

7.4  Equipment and Real Property Covenants.  Upon Agent's request, Borrowers and Guarantors shall, at their expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Baldwyn Real Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; provided, that, for the purposes of this Section 7.4, the form, scope and methodology of the most recent appraisal conducted and the most recent appraiser used by Borrowers, in each case, prior to the date hereof shall be deemed acceptable to Agent; (b) Borrowers and Guarantors shall keep the Equipment in good order, repair, and operating condition (ordinary wear and tear excepted); (c) Borrowers and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in material conformity with all applicable laws; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) other than in connection with Permitted Dispositions, Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business (or to return defective or non-conforming Equipment to the manufacturers or vendors thereof) or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

7.5  Power of Attorney.   Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's and Guarantor's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's, Guarantor's or Agent's name, subject to the terms of the Intercreditor Agreement, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on any Collateral, (ii) enforce payment of any of the Collateral by legal proceedings or otherwise, (iii) exercise all of such Borrower's or Guarantor's rights and remedies to collect any Collateral, (iv) sell or assign any Collateral upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew any of the Collateral, (vi) discharge and release any Collateral, (vii) prepare, file and sign such Borrower's or Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill such Borrower's or Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or any item of payment constituting Collateral is otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Collateral are sent or received, (iii) endorse such Borrower's or Guarantor's name upon any items of payment in respect of Collateral received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse such Borrower's or Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with a letter of credit through U.S. Customs or foreign export control authorities in such Borrower's or Guarantor's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's or Guarantor's name for such purpose, and to complete in such Borrower's or Guarantor's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Borrower's or Guarantor's name on any verification of amounts owing constituting Collateral and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof.  Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.6  Right to Cure.   Agent may, at its option, upon notice to Administrative Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto.  Agent may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by Borrowers on demand.  Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor.  Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.7  Access to Premises.   From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower's and Guarantor's premises during normal business hours and after notice to Parent, or at any time and without notice to Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's and Guarantor's books and records, including the Records, and (b) each Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent's designee may use during normal business hours such of any Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing (subject to the terms of the Intercreditor Agreement) for the collection of Receivables and realization of other Collateral.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement); provided, that no representation and warranty made by a Borrower or Guarantor in this Section 8 shall be incorrect solely by reason of the fact that (i) any Borrower or Guarantor is prevented by the Bankruptcy Code from making any payment or taking any action covered by such representation or warranty or (ii) any action required to be taken by any Borrower or Guarantor or any payments required to be made by any Borrower or Guarantor cannot be taken or made without the authorization of the Bankruptcy Court until such time as the authorization of the Bankruptcy Court has been obtained:

8.1  Existence, Power and Authority.  Except as set forth in the Information Certificate, each Borrower and Guarantor is a corporation or limited liability company duly organized and in good standing under the laws of its jurisdiction of organization or formation and is duly qualified as a foreign corporation or limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's or Guarantor's financial condition, results of operation or business or the rights of Agent in or to any of the Collateral.  The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's and Guarantor's powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate of incorporation or formation, by laws, operating agreements or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor.  This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms.

8.2  Name; State of Organization; Chief Executive Office; Collateral Locations.  .

(a)  The exact legal name of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate.  No Borrower or Guarantor has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

(b)  Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate.  The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor.

(c)  The chief executive office and mailing address of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below.  The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

8.3  Financial Statements; No Material Adverse Change.   All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein.  Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement.

8.4  Priority of Liens; Title to Properties.   The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof.  Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

8.5  Tax Returns.  Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations for the fiscal year ending January 30, 2005 and all prior fiscal years which are required to be filed by it.  All information in such tax returns, reports and declarations is complete and accurate in all material respects.  Except as set forth on Schedule 8.5 to the Information Certificate, each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it for the fiscal year ending January 30, 2005 and all prior fiscal years, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6  Litigation.   Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

8.7  Compliance with Other Agreements and Applicable Laws.

(a)  Borrowers and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound.  Borrowers and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all Environmental Laws, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), and all Federal, State and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder), in each case, other than any failure to comply with this Section 8.7(a) that is directly the result of (i) the commencement of the Chapter 11 Cases, (ii) the financial condition of the Borrowers and the Guarantors immediately prior to the Petition Date as disclosed to the Agent and the Lenders in writing, (iii) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange, or (iv) Borrowers closing certain of their store locations either (A) with the prior written consent of Agent with respect to such store closures or (B) to the extent permitted by Section 9.7(e) hereof.

(b)  Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits").  All of the Permits are valid and subsisting and in full force and effect.  There are no actions, claims or proceedings pending or to the best of any Borrower's or Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

8.8  Environmental Compliance.

(a)  Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or Permit, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all material respects with all Environmental Laws and all Permits.

(b)  Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower's or Guarantor's knowledge threatened, with respect to any non compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or Guarantor or its or their business, operations or assets or any properties at which such Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

(c)  Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers and Guarantors have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(d)  Borrowers and Guarantors have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

8.9  Employee Benefits.  Other than any failure to comply with this Section that is directly the result of (i) the commencement of the Chapter 11 Cases, (ii) the financial condition of the Borrowers and the Guarantors immediately prior to the Petition Date as disclosed to the Agent and the Lenders in writing, (iii) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange, or (iv) Borrowers closing certain of their store locations either (A) with the prior written consent of Agent with respect to such store closures or (B) to the extent permitted by Section 9.7(e) hereof:

(a)  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law.  Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower's or Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification.  Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)  There are no pending, or to the best of any Borrower's or Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)  No ERISA Event has occurred or is reasonably expected to occur; (ii) based on the latest valuation of each Pension Plan and on the actuarial methods and assumptions employed for such valuation (determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code), the aggregate current value of accumulated benefit liabilities of such Pension Plan under Section 4001(a)(16) of ERISA does not exceed the aggregate current value of the assets of such Pension Plan; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

(d)  There are no liens, security interests or encumbrances upon, in or against any assets of properties of any Borrower or Guarantor arising under ERISA, whether held by the Pension Benefit Guaranty Corporation (the "PBGC") or the contributing sponsor of, or a member of the controlled group thereof, any pension benefit plan of any Borrower or Guarantor.  No notice or lien has been filed by the PGBC (or any other Person) pursuant to ERISA against any assets or properties of any Borrower or Guarantor.

8.10  Bank Accounts.   All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

8.11  Intellectual Property.   Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted.  As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate.  No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights.  To the best of any Borrower's and Guarantor's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property.  Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement").  No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

8.12  Subsidiaries; Affiliates; Capitalization.

(a)  Each Borrower and Guarantor does not have any direct or indirect Subsidiaries and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.

(b)  Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

(c)  The issued and outstanding shares of Capital Stock of each Borrower (other than Parent) and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

8.13  Labor Disputes.

(a)  Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

(b)  There is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower's or Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against any Borrower or Guarantor.

8.14  Restrictions on Subsidiaries.   Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

8.15  Material Contracts.  Other than any failure to comply with this Section that is directly the result of (i) the commencement of the Chapter 11 Cases, (ii) the financial condition of the Borrowers and the Guarantors immediately prior to the Petition Date as disclosed to the Agent and the Lenders in writing, (iii) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange, or (iv) Borrowers closing certain of their store locations either (A) with the prior written consent of Agent with respect to such store closures or (B) to the extent permitted by Section 9.7(e) hereof, (A) Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof; (B) Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof; and (C) Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

8.16  Credit Card Agreements.  Other than any failure to comply with this Section that is directly the result of (i) the commencement of the Chapter 11 Cases, (ii) the financial condition of the Borrowers and the Guarantors immediately prior to the Petition Date as disclosed to the Agent and the Lenders in writing, (iii) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange, or (iv) Borrowers closing certain of their store locations either (A) with the prior written consent of Agent with respect to such store closures or (B) to the extent permitted by Section 9.7(e) hereof, (A) set forth in Schedule 8.16 hereto is a correct and complete list of all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, any of its Subsidiaries, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates; (B) the Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.16 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section 9.18 hereof; (C) each of the Credit Card Agreements constitutes the legal, valid and binding obligation of the Borrower that is party thereto and to the best of each Borrower's and Guarantor's knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect; (D) no material default or material event of default, or act, condition or event which after notice or passage of time or both, would constitute a material default or a material event of default under any of the Credit Card Agreements exists or has occurred that would entitle the other party thereto to suspend, withhold or reduce amounts that would otherwise be payable to a Borrower; (E) each Borrower and the other parties thereto have complied in all material respects with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder; and (F) Borrowers have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

8.17  Interrelated Businesses.   Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others.  Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including inter alia, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors).  Substantially all of the Inventory is paid for pursuant to letters of credit funded by Merchandising on behalf of the other Borrowers or are otherwise paid for by Merchandising, and Borrowers use substantially all of the proceeds from the disposition of the Inventory so purchased to repay the amounts owing to Merchandising as a result of such arrangements.  Borrowers and Guarantors have centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors and certain Borrowers and Guarantors have the same chief executive office.

8.18  Payable Practices.   Each Borrower and Guarantor have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof, other than any failure to comply with this Section that is directly the result of (i) the commencement of the Chapter 11 Cases, (ii) the financial condition of the Borrowers and the Guarantors immediately prior to the Petition Date as disclosed to the Agent and the Lenders in writing, (iii) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange, or (iv) Borrowers closing certain of their store locations either (A) with the prior written consent of Agent with respect to such store closures or (B) to the extent permitted by Section 9.7(e) hereof.

8.19  Accuracy and Completeness of Information.   All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.  No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

8.20  Survival of Warranties; Cumulative.     All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

8.21  Administrative Priority; Lien Priority.

(i)  After the Financing Order Entry Date, the Obligations of the Borrowers and the Guarantors will constitute allowed administrative expenses in the Chapter 11 Cases, having priority in payment over all other administrative expenses and unsecured claims against the Borrowers and the Guarantors now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code, subject only to (x) the prior payment of Carve-Out Expenses to the extent set forth in the Agreed Administrative Expense Priorities and (y) subject to the terms of the Intercreditor Agreement, the Working Capital Debt.

(ii)  Upon entry of the Financing Order, the Lien and security interest of the Agent on the Collateral shall be a valid and perfected Lien, subject only to Permitted Priority Liens.

(iii)  After the Financing Order Entry Date, the Financing Order is in full force and effect, and has not been reversed, modified, amended, stayed, vacated or subject to a pending appeal absent the written consent of the Agent, the Required Lenders and the Borrowers.

8.22  Appointment of Trustee or Examiner; Liquidation.  No order has been entered in any Chapter 11 Case (i) for the appointment of a Chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code or (iii) to convert any Chapter 11 Case to a Chapter 7 case or to dismiss any Chapter 11 Case.

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

Except as Agent and such Lenders whose consent is required pursuant to the terms of this Agreement may otherwise agree in writing (provided, that no covenant made by a Borrower or Guarantor in this Section 9 shall be violated solely by reason of the fact that (i) any Borrower or Guarantor is prevented by the Bankruptcy Code from making any payment or taking any action covered by such covenant or (ii) any action required to be taken by any Borrower or Guarantor or any payments required to be made by any Borrower or Guarantor cannot be taken or made without the authorization of the Bankruptcy Court until such time as the authorization of the Bankruptcy Court has been obtained):

9.1  Maintenance of Existence.

(a)  Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, other than as permitted in Section 9.7 hereto and other than the termination or expiration of leases in the ordinary course of business.

(b)  No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Administrative Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the certificate of incorporation or formation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

(c)  No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days' prior written notice from Administrative Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith.  No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

9.2  New Collateral Locations.   Each Borrower and Guarantor may only open any new location within the continental United States provided such Borrower or Guarantor (a) gives Agent twenty (20) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

9.3  Compliance with Laws, Regulations, Etc.

(a)  Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority.

(b)  Borrowers and Guarantors shall give written notice to Agent immediately upon any Borrower's or Guarantor's receipt of any notice of, or any Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Agent.  Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

(c)  Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non compliance, with any Environmental Law, Borrowers shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

(d)  Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans.  All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4  Payment of Taxes and Claims.  Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all material taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP.

9.5  Insurance.   Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.  Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer.  Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers.  All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance.  Borrowers and Guarantors shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent.  Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Subsidiaries.  Without limiting any other rights of Agent or Lenders and subject to the terms of the Intercreditor Agreement, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine.

9.6  Financial Statements and Other Information.

(a)  Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP.  Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from them.  Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Agent, the following:

(i)  commencing with the month ending September 1, 2007, within forty-five (45) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments, and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such fiscal month, whether Borrowers and Guarantors were in compliance with the covenants set forth in Section 9.19 of this Agreement for such fiscal month,

(ii)  within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments, and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such fiscal quarter, (A) whether Borrowers and Guarantors were in compliance with the covenants set forth in Section 9.19 of this Agreement for such fiscal quarter, and (B) the EBITDA of the Parent and its Subsidiaries for the four (4) fiscal quarters ended on the last day of such fiscal quarter,

(iii)  within ninety (90) days after the end of each fiscal year, unaudited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, and

(iv)  at such time as available, but in no event later than thirty (30) days prior to the end of each fiscal year (commencing with the fiscal year of Borrowers ending on or about the last Saturday in January of 2008), projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow, and statements of shareholders' equity) of Parent and its Subsidiaries for the next fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by Borrowers to Agent prior to the date hereof, together with such supporting information as Agent may reasonably request.  Such projected financial statements shall be prepared on a quarterly basis for the next succeeding year. Such projections shall represent the reasonable best estimate by Borrowers and Guarantors of the future financial performance of Parent and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers and Guarantors believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements).  Each year Borrowers shall provide to Agent a semi-annual update with respect to such projections or at any time a Default or Event of Default exists or has occurred and is continuing, more frequently as Agent may require.

(b)  Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $250,000 or which if adversely determined would result in any material adverse change in any Borrower's or Guarantor's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $250,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

(c)  Promptly after the sending or filing thereof, Borrowers shall send to Agent copies of (i) all reports which Parent or any of its Subsidiaries sends to its security holders generally, (ii) all reports and registration statements which Parent or any of its Subsidiaries files with the Securities Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and such other reports as Agent may hereafter specifically identify to Administrative Borrower that Agent will require be provided to Agent, (iii) all press releases and (iv) all other statements concerning material changes or developments in the business of a Borrower or Guarantor made available by any Borrower or Guarantor to the public.

(d)  Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request.  Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor.  Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

(e)  Each Borrower and Guarantor shall provide Agent and Lenders with copies of all financial reports, schedules and other materials and information at any time furnished by or on behalf of any Borrower or Guarantor to the Bankruptcy Court, or the U.S. Trustee or to any creditors' committee appointed in the Chapter 11 Cases or to such Borrower's or Guarantor's shareholders, concurrently with the delivery thereof to the Bankruptcy Court, U.S. trustee, creditors' committee or shareholders, as the case may be.

(f)  Borrowers shall as soon as possible and in any event within five (5) Business Days after execution, receipt or delivery thereof, furnish or cause to be furnished to Agent copies of any material notices that Borrower executes or receives in connection with any Working Capital Lender Agreement.

(g)  Promptly after delivery or receipt thereof, Borrowers shall furnish or cause to be furnished to Agent copies of all reports (including any financial information) delivered to or received from Working Capital Agent or Working Capital Lenders under the Working Capital Lender Agreements.

(h)  Promptly upon request, Borrowers and Guarantors shall deliver to Agent such other information concerning the condition or operations, financial or otherwise, of any Borrower or Guarantor as Agent may from time to time may reasonably request.

9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc.   Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

(a)  merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that any wholly-owned Subsidiary of Parent (other than any Borrower) may merge with and into or consolidate with any other wholly-owned Subsidiary of Parent (other than any Borrower, and including any such Subsidiary that only becomes a Subsidiary after giving effect to such merger or consolidation subject to the conditions set forth herein) and any Borrower may merge with and into or consolidate with any other Borrower, provided, that, in each case each of the following conditions is satisfied as determined by Agent:  (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), and (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith;

(b)  sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for:

(i)  Permitted Dispositions; provided, that, (A) such Borrower or Guarantor shall follow a process in which (x) in the case of Real Property, it consults with and employs the services of Keen Realty, LLC as consultant under the agreement among Parent. Fabrics MI and Fabrics LLC and Keen Realty, LLC, dated March 20, 2007 and (y) obtains approval of the Bankruptcy Court, (B) the Net Cash Proceeds of such dispositions shall be applied in accordance with Section 2.3(a) hereof and (C) as of the date of such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(ii)  the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof,

(iii)  the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to a restricted stock award, an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(iv)  the sublease by any Borrower or Guarantor of any Real Property leased by such Borrower or Guarantor; provided, that, any such sublease shall be permitted if, (A) after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (B) such sublease shall be on commercially reasonable prices and terms in a bona fide arm's length transaction, and

(v)  Licenses and sublicenses of Intellectual Property by a Borrower or Guarantor to another Borrower or Guarantor in the ordinary course of business and consistent with past practices.

(c)  wind up, liquidate or dissolve except that any Guarantor or Subsidiary of Parent (other than a Borrower) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Guarantor or other Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Guarantor or other Subsidiary shall be duly and validly transferred and assigned to its shareholders, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent and Working Capital Agent (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets of such Guarantor to a Borrower, (iv) Agent shall have received all documents and agreements that any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such Guarantor or Subsidiary to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or

(d)  agree to do any of the foregoing.

(e)  Notwithstanding anything to the contary contained in Section 9.7(b) or any other provision of this Agreement or any of the other Financing Agreements, Borrowers and Guarantors shall not, directly or indirectly, close any retail store locations, without, in each instance, the prior written consent of Agent (and no such consent shall be implied from any action, inaction or acquisience by Agent or any Lender) provided, that:

(i)  No consent of Agent or any Lender shall be required in connection with either (A) the closing of a GOB Store or (B) the sale or other disposition of the Real Property Leasehold Interests associated with a GOB Store;

(ii)  No consent of Agent or any Lender shall be required in connection with the closing of an additional 13 stores (in addition to the GOB Stores) to be selected by the Borrowers and Guarantors; provided, that consent of the Agent shall be required in connection with the sale of the Real Property Leasehold Interests associated with the closing of such stores; and

(iii)  No consent of Agent or any Lender shall be required in connection with the closing of a store by Borrowers or Guarantors in which all inventory and other assets of Borrowers or Guarantors located in such closed store are moved to a new, operating store location within a three (3) month period; provided, that consent of the Agent shall be required in connection with the sale of the Real Property Leasehold Interests associated with the closing of such store.

9.8  Encumbrances.   Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(a)  the security interests and liens of Agent for itself and the benefit of the Secured Parties;

(b)  liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

(c)  non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's, Guarantor's or Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d)  zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

(e)  purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

(f)  pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

(g)  pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

(h)  liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC financing statement filings in respect thereof;

(i)  liens or rights of setoff against credit balances of Borrowers with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Borrower in the ordinary course of business, but not liens on or rights of setoff against any other property or assets of Borrowers, pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrowers to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(j)  statutory or common law liens or rights of setoff of depository banks with respect to funds of Borrowers or Guarantors at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by Borrowers and Guarantors at such banks (but not any other Indebtedness or obligations);

(k)  judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto;

(l)  the security interests and liens set forth on Schedule 8.4 to the Information Certificate which are not permitted by the other provisions of Section 9.8 above;

(m)  non-consensual security interests and liens which are not permitted by the other provisions of Section 9.8 above to secure Indebtedness and other liabilities in an amount not to exceed $100,000 in the aggregate;

(n)  the security interests in and liens upon the Collateral (other than the Real Property Leasehold Interests) in favor of the Working Capital Agent to secure the Working Capital Debt to the extent permitted hereunder, provided, that such security interests and liens in favor of the Working Capital Agent are and shall at all times be subject to the terms of the Intercreditor Agreement; and

(o)           the security interests in and liens upon the Collateral (other than the Real Property Leashold Interests) to secure the Refinancing Indebtedness subject to Section 9.9(i) of this Agreement.

9.9  Indebtedness.   Each Borrower and Guarantor shall not, and shall not permit any Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a)  the Obligations;

(b)  purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $500,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

(c)  guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Agent for the benefit of Lenders;

(d)  the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor or any other Subsidiary of Parent arising pursuant to loans  permitted under Section 9.10(d) or (e) hereof, provided, that, as to any such Indebtedness at any time owing by a Borrower to a Guarantor or any other Subsidiary of Parent (other than a Borrower), (i) the Indebtedness arising pursuant to such loans shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (ii) promptly upon Agent's request, Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, (iii) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement, except that Parent and Merchandising may make payments of interest to Resources on a quarterly basis in respect of intercompany loans by Resources to Parent or Merchandising, as the case may be, so long as Resources immediately applies all of the proceeds of such interest payments to make an intercompany loan in cash to Parent or Merchandising in accordance with the terms of Section 9.10(d) hereof; and (iv) in the case of any Indebtedness owing to a Borrower or Guarantor, the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require;

(e)  Indebtedness of any Borrower or Guarantor entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, (i) such arrangements are not for speculative purposes, and (ii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Working Capital Debt;

(f)  unsecured guarantees by Parent or a Borrower of the obligations of a Borrower arising pursuant to a lease from a third party in a bona fide arm's length transaction of real property for use as a retail store location in the ordinary course of the business of such Borrower; provided, that, (i) the Person issuing such guarantee is permitted hereunder to incur directly the obligation that is being guaranteed and (ii) as of the date on which such guarantee is issued no Event of Default exists or has occurred and is continuing;

(g)  unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all Subordinated Debt Documents evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in accordance with the terms hereof, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(h)  Indebtedness of Borrowers and Guarantors to the Working Capital Agent and Working Capital Lenders party to the Working Capital Loan Agreement evidenced by or arising under the Working Capital Lender Agreements (as in effect on the date hereof and as amended in accordance with the provisions of this Agreement); provided, that:

(i)           the principal amount of such Indebtedness shall not exceed the lesser of (i) $105,000,000 and (ii) 105% of the Borrowing Base after giving effect to Reserves in an amount equal to $17,500,000 plus the amount of the Professional Expense Cap,

(ii)  Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change any of the terms of such Indebtedness or any of the Working Capital Lender Agreements as in effect on the date hereof, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so long as any such amendment, modification, alteration or change taken as a whole does not adversely affect the Borrowers, Guarantors, Agent and Lenders in any material respect, and

(iii)  Borrowers and Guarantors shall furnish to Agent all notices of default or demands for payment in connection with such Indebtednes either recovered by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all such notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(i)  Indebtedness of Borrowers and Guarantors arising after the date hereof issued in exchange for, or the proceeds of which are used to refinance, replace or substitute for, Indebtedness permitted under Section 9.9(h) hereof (the "Refinancing Indebtedness"); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satsified; (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in detail reasonably satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may request, (ii) the terms of such Refinancing Indebtedness are the same as the Working Capital Lender Agreements as in effect on the date hereof (other than to reflect current market rates of interest for similiar transactions), except, that, Borrowers and Guarantors may amend, modify, alter or change the terms thereof so long as any such amendment, modification, alteration or change taken as a whole does not adversely affect the Borrowers, Guarantors, Agent and Lenders in any material respect, (iii) promptly upon Agent's request, Agent shall have received true and correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly executed and delivered by the parties thereto, (iv) the holder or holders of the Refinancing Indebtedness (or the agent on behalf of such holder or holders) shall execute and deliver an agreement identical to the Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate), and (v) Borrowers and Guarantors shall furnish to Agent all notices of default or demands for payment in connection with such Indebtedness either by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all such notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(j)  any Indebtedness existing on the Petition Date; and

(k)  unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person which is not permitted by the other provisions of Section 9.9 above in an aggregate oustanding amount not to exceed $100,000 at any time.

9.10  Loans, Investments, Etc.   Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary immediately prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or all or a substantial part of the assets or property of any other Person (whether through purchase of assets, merger or otherwise), or form or acquire any Subsidiaries, or agree to do any of the foregoing (each of the foregoing an "Investment"), except:

(a)  Permitted Investments;

(b)  Intentionally Omitted;

(c)  Investments by a Borrower, Guarantor or other Subsidiary of Parent in a Borrower or by a Guarantor or other Subsidiary of Parent (other than a Borrower) in another Guarantor, in each case after the date hereof, provided, that, to the extent that such Investment gives rise to any Indebtedness, such Indebtedness is permitted hereunder and to the extent that such Investment gives rise to the issuance of any shares of Capital Stock, such issuance is permitted hereunder;

(d)  loans by a Borrower or Guarantor to another Borrower or Guarantor after the date hereof, provided, that,

(i)  as to all of such loans, (A) within thirty (30) days after the end of each fiscal month, Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument (and any amendment or modification thereto) is promptly delivered to Agent (or if the Working Capital Loan Agreement has not been terminated, to Working Capital Agent, with copies to Agent) to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent, or Working Capital Agent, as applicable, may require,

(ii)  as to loans by a Borrower to a Guarantor or by a Guarantor to another Guarantor, as of the date of any such loan and after giving effect thereto, as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(iii)  as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (B) promptly upon Agent's request, Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement, except that Parent and Merchandising may make payments of interest to Resources on a quarterly basis in respect of intercompany loans by Resources to Parent or Merchandising, as the case may be, so long as Resources immediately applies all of the proceeds of such interest payments to make an intercompany loan in cash to Parent or Merchandising in accordance with the terms of Section 9.10(d) hereof; and

(iv)  the aggregate outstanding principal amount of all loans made by Borrowers to Guarantors shall not exceed $100,000 at any time; and

(e)  the loans and advances set forth on Schedule 9.10 to the Information Certificate which are not permitted by the other provisions of Section 9.10 above; provided, that:

(i)  as to all such loans and advances, (A) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto, except that Borrowers and Guarantors may amend any such agreement, document or instrument to increase the principal amount of any loans made by a Guarantor to a Borrower so long as the single original of any amendment to any note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, and (B) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and

(ii)  as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (B) Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement, except that Parent and Merchandising may make payments of interest to Resources on a quarterly basis in respect of intercompany loans by Resources to Parent or Merchandising, as the case may be, so long as Resources immediately applies all of the proceeds of such interest payments to make an intercompany loan in cash to Parent or Merchandising in accordance with the terms of Section 9.10(d) hereof.

9.11  Restricted Payments.   Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)  Parent may make Restricted Payments with respect to its Capital Stock payable solely in additional shares of its Capital Stock that satisfies the requirements for issuance of Capital Stock by Parent under Section 9.7(b)(ii) hereof;

(b)  Subsidiaries of any Borrower or Guarantor may make Restricted Payments to a Borrower; and

(c)  Enterprises may make Restricted Payments to Resources for the purpose of paying dividends in respect of the Capital Stock of Enterprises so long as Resources immediately applies all of the proceeds of such Restricted Payments to make an intercompany loan in cash to Parent in accordance with the terms of Section 9.10(d) hereof.

9.12  Transactions with Affiliates.   Each Borrower and Guarantor shall not, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except (a) in the ordinary course of such Borrower's or Guarantor's business and upon terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person, (b) for any purchase or acquisition by any Borrower from another Borrower, any sale or transfer by any Borrower to another Borrower, or any lease of any property by any Borrower from another Borrower or lease of any property from any Borrower to another Borrower and (c) transactions expressly permitted by Section 9.7, 9.9, 9.10 or 9.11 hereof.

9.13  Compliance with ERISA.   Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any Pension Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension Plan; (g)  not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (h) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

9.14  End of Fiscal Years; Fiscal Quarters.   Each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on the last Saturday closest to January 31st of each year and (b) fiscal quarters to end on or about each April 30th, July 31st, October 31st and January 31st of each year.

9.15  Change in Business.   Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the date hereof.

9.16  Limitation of Restrictions Affecting Subsidiaries.   Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement or the Working Capital Loan Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

9.17  License Agreements.

(a)  With respect to a License Agreement applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory, each Borrower and Guarantor shall (i) give Agent not less than ninety (90) days prior written notice of its intention to not renew or to terminate, cancel, surrender or release its rights under any such License Agreement, or to amend any such License Agreement or related arrangements to limit the scope of the right of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement in any material respect, either with respect to product, territory, term or otherwise, or to increase in any material respect the amounts to be paid by such Borrower or Guarantor thereunder or in connection therewith, (ii) give Agent prompt written notice of any such License Agreement entered into by such Borrower or Guarantor after the date hereof, or any material amendment to any such License Agreement existing on the date hereof, in each case together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may in good faith request, (iii) give Agent prompt written notice of any material breach of any obligation, or any default, by the third party that is the licensor or by the Borrower or Guarantor that is the licensee or any other party under any such License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and any other notice received or delivered by such Borrower or Guarantor in connection with any such a License Agreement that relates to the scope of the right, or the continuation of the right, of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement or the amounts required to be paid thereunder.

(b)  With respect to a License Agreement applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory, at any time an Event of Default shall exist or have occurred and be continuing, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower or Guarantor, subject to and in accordance with the terms of such License Agreement.  Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder.  Any sums so paid by Agent shall constitute part of the Obligations.

9.18  Credit Card Agreements.   Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; and (b) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) any Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Agent not less than thirty (30) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than thirty (30) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Agent may request) and (ii) such Borrower delivers, or causes to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent, (e) give Agent immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

9.19  Material Adverse Deviation.  At any time after both (a) one or more Loans in the aggregate principal amount of $17,500,000 have been made to Borrowers and (b) Excess Availability is less than $5,000,000, Borrowers and Guarantors shall not permit a Material Adverse Deviation to occur; provided, that if Borrowers fail to deliver to the Agent and each Lender an updated Budget at the end of each quarter in accordance with Section 7.1(c)(3) which is in form and substance satisfactory to the Agents (which approval shall not be unreasonably withheld), a Material Adverse Deviation shall be deemed to have occured.

9.20  After Acquired Real Property.   If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in a Mortgage and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $250,000 (or if an Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, reasonably promptly upon Agent's request, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to a Mortgage and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under a Mortgage or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith provided, that, as to any such Real Property that is not adjacent, contiguous or related to Real Property then subject to a Mortgage, if the purchase price for such Real Property is paid with the initial proceeds of a loan from a financial institution giving rise to Indebtedness permitted under Section 9.9(b) hereof, then such Borrower or Guarantor shall not be required to execute and deliver such mortgage, deed of trust or deed to secure debt in favor of Agent with respect to such Real Property.

9.21  Foreign Assets Control Regulations, Etc.

None of the requesting or borrowing of the Loan or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 USC §1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56).  None of Borrowers or any of their Subsidiaries is or will become a "blocked person" as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or  engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

9.22  Costs and Expenses.   Borrowers and Guarantors shall pay to Agent reasonably promptly after demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, without limitation:  (a) all costs and expenses of filing or recording (including Uniform

Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any Lender in connection with any action required of Borrowers and Guarantors under the Financing Agreements or the Financing Order that Borrowers and Guarantors fail to take; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses (including attorney's and paralegal fees and disbursements) paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements and the Financing Order or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower's or Guarantor's operations, plus a per diem charge at Agent's then standard rate for Agent's examiners in the field and office (which rate as of the date hereof is $1,500 per person per day), (g) costs of appraisals, inspections and verifications of the Collateral and including travel, lodging, and meals for inspections of the Collateral and Borrower's and Guarantors' operations by Agent or its agent and to attend court hearings or otherwise in connection with the Chapter 11 Cases; (h) all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Financing Agreements, and (i) the fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing, including, without limitation, in connection with any amendment, supplement, waiver, consent or subsequence closing in connection with this Agreement, the other Financing Agreements, the Financing Order and the transactions contemplated thereby.  Notwithstanding the foregoing, so long as no Default or Event of Default exists or has occurred and is continuing, (i) the audit fees and appraisal fees payable by Borrowers under this Section 9.22 shall not exceed $300,000 in any twelve (12) month period and (ii) the aggregate amount of consulting fees payable by Borrowers for the consultants (including Huron Consulting) retained by Borrowers at the request of Agent shall not exceed $200,000 in any twelve (12) month period.

9.23  Further Assurances.

(a)  In the case of the formation or acquisition by a Borrower or Guarantor of any Subsidiary after the date hereof, as to any such Subsidiary, (i) the Borrower or Guarantor forming such Subsidiary shall cause any such Subsidiary to execute and deliver to Agent, the following (each in form and substance satisfactory to Agent), (A) an absolute and unconditional guarantee of payment of the Obligations, (B) a security agreement granting to Agent a first security interest and lien (subject to the terms of the Intercreditor Agreement and except as otherwise consented to in writing by Agent) upon all of the assets of any such Subsidiary of the type or category of the assets of Borrowers subject to the security interests and liens pursuant hereto, and (C) such other agreements, documents and instruments as Agent may require in connection with the documents referred to above in order to make such Subsidiary a party to this Agreement as a "Borrower" or as a "Guarantor" as Agent may determine, including, but not limited to, supplements and amendments hereto, authorization to file UCC financing statements, collateral access agreements and other consents, waivers, acknowledgments and other agreements from third persons which

Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, corporate resolutions and other organization and authorizing documents of such Person, and favorable opinions of counsel to such person and (ii) the Borrower or Guarantor forming such Subsidiary shall (A) execute and deliver to Agent, a pledge and security agreement, in form and substance satisfactory to Agent, granting to Agent a pledge of and lien on all of the issued and outstanding shares of Capital Stock of any such Subsidiary, and (B) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company), together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Agent shall require with respect to Agent's security interests therein).  The assurances contemplated by this Section 9.23 shall be given under applicable non-bankruptcy law (to the extent not inconsistent with the Bankruptcy Code and the Financing Order) as well as the Bankruptcy Code, it being the intention of the parties that the Agent may request assurances under applicable non-bankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Agent) whether or not the Financing Order is in force and whether or not dismissal of the Chapter 11 Cases or any other action by the Bankruptcy Court is imminent, likely or threatened.

(b)  At the request of Agent at any time and from time to time, subject to the Intercreditor Agreement, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.  Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of the Loan contained herein are satisfied.

9.24  Bankruptcy Court Orders; Administrative Priority; Lien Priority; Payment of Claims.  Each Borrower and Guarantor shall not:

(i)  At any time, seek, consent to or suffer to exist any reversal, modification, amendment, stay or vacation of any of the Financing Orders, except for modifications and amendments agreed to by the Agent and the Required Lenders;

(ii)  at any time, suffer to exist a priority for any administrative expense or unsecured claim against any of the Borrowers (now existing or hereafter arising of any kind or nature whatsoever), including without limitation any administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c) 726 and 1114 of the Bankruptcy Code equal or superior to the priority of the Agent and the Lenders in respect of the Obligations, except as provided in Section 5.2 hereof and except for (x) the Carve-Out Expenses having priority of payment over the Obligations to the extent set forth in clause "first" of the definition of the term "Agreed Administrative Expense Priorities" and (y) subject to the terms of the Intercreditor Agreement, the Working Capital Debt;

(iii)  at any time, suffer to exist any Lien on the Collateral having a priority equal or superior to the Lien in favor of the Agent for the benefit of the Agent and the Lenders in respect of the Collateral, except for Permitted Priority Liens; and

(iv)  prior to the date on which the Obligations have been paid in full in cash, pay any administrative expense claims except (i) Priority Professional Expenses and other payments pursuant to sub-clause (i) of clause "first" of the definition of the term "Agreed Administrative Expense Priorities", (ii)  Obligations due and payable hereunder and, subject to the terms of the Intercreditor Agreement, the Working Capital Debt, and (iii) other administrative expense and professional claims incurred in the ordinary course of the business of the Borrowers and the Guarantors or their respective Chapter 11 Cases, in each case to the extent and having the order of priority set forth in the definition of the term "Agreed Administrative Expense Priorities".

9.25  Payments.  Make any payment of principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Petition Date, provided that such payments may be made:  (i) to the holders of, or in respect of, wage, salary, commission, employee benefit and other employee compensation obligations (including expense reimbursements) which arose prior to the Petition Date; (ii) to landlords in connection with the assumption of unexpired leases under Section 365 of the Bankruptcy Code in an aggregate amount not to exceed $4,000,000; (iii) to lessors and non-debtor parties to executory contracts in connection with the assumption of such leases and contracts under Section 365 of the Bankruptcy Code in an aggregate amount not to exceed $1,500,000; (iv) in respect of workers' compensation benefits and liability and property insurance liabilities of the Loan Parties not covered by insurance policies in an aggregate amount not to exceed $5,000,000; (v) in respect of payroll taxes, sales and use taxes, garnishment payments or other trust fund disbursements in accordance with past practice of the Borrowers and the Guarantors; and (vi) to the holders of Permitted Priority Liens, the proceeds of the assets subject to such Permitted Priority Liens in connection with the sale of such assets (to the extent permitted by the terms of this Agreement), in each case, after prior written notice of such payment has been given by the Borrowers or the Guarantors to the Agent and subject to approval of the Bankruptcy Court.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

10.1  Events of Default.   The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

(a)  (i) any Borrower fails to pay any of the Obligations when due or (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, and 9.16 of this Agreement and such failure shall continue for twenty (20) days; provided, that, such twenty (20) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Guarantor of any such covenant or (iii) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above; provided, that, in the event Borrowers fail to comply with the requirements of Sections 7.1(c)(1) and (2) herein, Borrowers shall have an additional two (2) Business Days in which to comply with the requirements of such sections (the "Reporting Grace Period"); provided, further, that, unless otherwise consented to in writing by Agent, Borrowers shall not be entitled to more than two (2) Reporting Grace Periods during any calendar month, or (iv) any Borrower or Guarantor fails to perform in any material respect any of the terms, covenants, conditions or provisions contained in any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

(b)  any representation, warranty or statement of fact made by any Borrower or Guarantor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c)  any Guarantor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

(d)  one or more judgments for the payment of money is or are rendered against any Borrower or Guarantor in excess of $750,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Guarantor or any of the Collateral having a value in excess of $750,000;

(e)  any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

(f)  any Borrower or Guarantor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer of any of their respective assets or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g)  a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Obligor (other than Debtors) or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Obligor (other than Debtors) shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h)  a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Obligor (other than Debtors) or for all or any part of its property;

(i)  any default (other than any default (x) resulting from the commencement of the Chapter 11 Cases and (y) that has been stayed by the commencement of the Chapter 11 Cases) by any Borrower or Guarantor under any agreement, document or instrument relating to any Indebtedness owing to any person other than Lenders, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lenders, in an amount in excess of $750,000 which default continues for more than the applicable cure period, if any, with respect thereto, or any default (other than any default (A) resulting from the commencement of the Chapter 11 Cases, (B) the financial condition of the Borrowers and Guarantors immediatly prior to the Petition Date as disclosed to Agent and Lenders in writing, (C) the delisting of the stock of Parent or any of its Subsidiaries from the New York Stock Exchange, or (D) Borrowers closing certain of their store locations either (A) with the prior written consent of Agent with respect to such store closures or (B) to the extent permitted by Section 9.7(e) hereof) by any Borrower or Guarantor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto or, other than in connection with the Nova Event, any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise hold as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $750,000 or any such Credit Card Issuer or Credit Card Processor shall debit or deduct any amounts in excess of $750,000 in the aggregate in any fiscal year of Borrowers and Guarantors from any deposit account of any Borrower;

(j)  other than in connection with the Nova Event, any Credit Card Issuer or Credit Card Processor shall send notice to Borrower that it is ceasing to make or suspending payments to Borrower of amounts due or to become due to Borrower or shall cease or suspend such payments, or shall send notice to Borrower that it is terminating its arrangements with Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless (in the case of any of the foregoing) Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within sixty (60) days after the date of any such notice;

(k)  other than any Event of Default which may arise herunder as a result of the sending by BancorpSouth Bank to Working Capital Agent and Administrative Borrower of the notice of ternmination, dated March 20, 2007, with respect to the BancorpSouth Deposit Account Control Agreement, any bank at which any deposit account of Borrower or Guarantor is maintained shall fail to comply with any of the material terms of any Deposit Account Control Agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of Borrower or Guarantor shall fail to comply with any of the material terms of any Investment Property Control Agreement to which such person is a party, unless (in the case of any of the foregoing) Borrower or Guarantor shall have entered into arrangements with such person or other persons within thirty (30) days of such failure;

(l)  any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto except as otherwise permitted herein or therein and except as to Collateral having an aggregate value of not more than $750,000;

(m)  an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $750,000;

(n)  any Change of Control;

(o)  the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Guarantor of which any Borrower, Guarantor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $750,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

(p)  Intentionally Omitted;

(q)  the occurrence of any condition or event which permits Agent and Lenders to exercise any of the remedies set forth in the Financing Order, including, without limitation, any "Event of Default" (as defined in the Financing Order);

(r)  the termination or non-renewal of the Financing Agreements other than as provided for in the Financing Order;

(s)  any Borrower or Guarantor suspends or discontinues or is enjoined by any court or govenmental agency from continuing to conduct all or any material part of its business, or a trustee, receiver or custodian is appointed for any Borrower or Guarantor, or any of its properties;

(t)  any act, condition or event occurring after the Petition Date that has or would reasonably be expected to have a Material Adverse Effect upon the assets of any Borrower or Guarantor, or the Collateral or the rights and remedies of Agent and Lenders under this Agreement or any other Financing Agreement or the Financing Order; provided, that, Agent shall give notice of the Event of Default to the extent required by the Financing Order that shall set forth such act, condition or event in reasonable detail;

(u)  the conversion of any of the Chapter 11 Cases to a Chapter 7 case under the Bankruptcy Code;

(v)  the dismissal of any of the Chapter 11 Cases or any subsequent Chapter 7 case, either voluntarily or involuntarily;

(w)  the grant by any Person of a lien on or other interest in any of the Collateral other than a lien or encumbrance permitted by Section 9.8 hereof or by the Financing Order or an administrative expense claim other than an administrative expense claim permitted by the Financing Order or this Agreement by the grant of or allowance by the Bankruptcy Court which is superior to or ranks in parity with Agent's security interest in or lien upon the Collateral or their Superpriority Claim (as defined in the Financing Order);

(x)  the Financing Order shall be modified, reversed, revoked, remanded, stayed, recinded, vacated or amended on appeal or by the Bankruptcy Court without the prior written consent of Agent (and no such consent shall be implied from any other authorization or acquiescence by Agent or any Lender);

(y)  the appointment of a trustee pursuant to sections 1104(a)(1) or 1104(a)(2) of the Bankruptcy Code;

(z)  the appointment of an examiner with special powers pursuant to Section 1104(a) of the Bankruptcy Code;

(aa)  an application for any of the orders described in clauses (u) through (z) above shall be made by a Person other than Borrowers and such application is not contested by Borrowers in good faith and the relief requested is granted in an order that is not stayed pending appeal;

(bb)  (i) any Borrower or Guarantor shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of Agent or any Lender, claims or rights against such Person or subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) any Lien or security interest created by this Agreement or the Financing Order shall, for any reason, cease to be valid, or (iii) any action is commenced by any Borrower or Guarantor which contests the validity, perfection or enforceability of any of the Liens and security interests of Agent or any Lender created by the Financing Order, this Agreement or any other Financing Agreement;

(cc)  the determination of any Borrower or Guarantor, whether by vote of such Person's board of directors or otherwise, to (i) suspend the operation of such Person's business in the ordinary course, (ii) liquidate all or substantially all of such Person's assets, or (iii) employ an agent or other third party to conduct any sales of all or substantially all of such Person's assets, or (iv) the filing of a motion or other application in the Chapter 11 Cases, seeking authority to do any of the foregoing, which does not provide for payment in full of all Obligations in cash;

(dd)  an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of any Borrower or Guarantor with respect to the ability to pay or the request to make payments in respect of any claim in an amount equal to or exceeding $250,000 in the aggregate;

(ee)  the filing of a plan of reorganization by or on behalf of any Borrower or Guarantor to which Agent has not consented in writing, which does not provide for payment in full of all Obligations in cash on the effective date thereof in accordance with the terms and conditions contained herein; or

(ff)  the confirmation of a plan of reorganization in the Chapter 11 Case of any Borrower or Guarantor to which Agent has not consented to in writing, which does not provide for payment in full of all Obligations in cash on the effective date thereof in accordance with the terms and conditions contained herein.

10.2  Remedies.

(a)  At any time an Event of Default has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Guarantor, except as such notice or consent is expressly provided for hereunder or under the Financing Order or required by applicable law.  All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this Agreement or any of the other Financing Agreements.  Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Guarantor to collect the Obligations without prior recourse to the Collateral.

(b)  Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to Administrative Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Agreement (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all obligations of the Agent or a Lender hereunder shall automatically terminate).

(c)  Without limiting the foregoing, and subject to the terms of the Intercreditor Agreement, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or Guarantor, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Guarantor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Guarantors and/or (vi) terminate this Agreement.  If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent.  If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Guarantors waive any other notice.  In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Guarantor waives the posting of any bond which might otherwise be required.

(d)  Subject to the terms of the Intercreditor Agreement, at any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of any Borrower or Guarantor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables.  Without limiting the generality of the foregoing and subject to the terms of the Intercreditor Agreement, Agent may, in its discretion, at such time or times (i) notify any or all account debtors (including Credit Card Issuers and Credit Card Processors), secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors(including Credit Card Issuers and Credit Card Processors), secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders.  At any time that an Event of Default exists or has occurred and is continuing, at Agent's request and subject to the terms of the Intercreditor Agreement, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Guarantors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.  In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent's request, and subject to the terms of the Intercreditor Agreement, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

(e)  To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, except to the extent such failure violates applicable law, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(f)  For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Guarantor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Guarantor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Guarantor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g)  Subject to the terms of the Intercreditor Agreement, at any time an Event of Default exists or has occurred and is continuing, Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations.  Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
                               AND CONSENTS; GOVERNING LAW

11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)  The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York, except to the extent the provisions of the Bankruptcy Code are applicable and specifically conflict with the foregoing.

(b)  Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

(c)  Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by U.S. certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed immediately upon receipt thereof by the applicable Borrower or Guarantor, or, at Agent's option, by service upon any Borrower or Guarantor (or Administrative Borrower on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

(d)  BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)  Agent and Lenders shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.  Each Borrower and Guarantor:  (i) certifies that neither Agent, any Lender, nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2  Waiver of Notices.   Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein.  No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

11.3  Amendments and Waivers.

(a)  Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization or consent of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by any Borrower and such amendment, waiver, discharger or termination shall be effective and binding as to all Lenders only in the specific instance and for the specific purpose for which given; except, that, no such amendment, waiver, discharge or termination shall:

(i)  reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of the Loan, in each case without the consent of each Lender directly affected thereby,

(ii)  increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby

(iii)  release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

(iv)  reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,

(v)  consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

(vi)  amend, modify or waive any terms of this Section 11.3 hereof, without the consent of Agent and all of Lenders, or

(b)  Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(c)  Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a "Non-Consenting Lender"), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Ableco shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Ableco of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Ableco or such Eligible Transferee as Ableco may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto.  Ableco shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur.  Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Ableco, or such Eligible Transferee specified by Ableco, shall pay to the Non-Consenting Lender (except as Ableco and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the portion of the Loan held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee).  Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

(d)  The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.  Notwithstanding anything to the contrary contained in Section 11.3(a) above, (i) in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of the Loan hereunder may be delivered after the date hereof, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender and (ii) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Borrower, Guarantor or any of their Subsidiaries and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender.

11.4  Waiver of Counterclaims.   Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding involving Agent or any Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5  Indemnification.   Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent and each Lender and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee).   To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section.  To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby.  No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby, except for damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.  All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.  THE AGENT

12.1  Appointment, Powers and Immunities.   Each Secured Party irrevocably designates, appoints and authorizes Ableco to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto.  Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Secured Party; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith.  Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2  Reliance by Agent.   Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3  Events of Default.

(a)  Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loan hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition".  In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders.  Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.

(b)  Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loan or other Obligations, as against any Borrower or Guarantor or any of the Collateral or other property of any Borrower or Guarantor.

12.4  Ableco in its Individual Capacity.   With respect to its Commitment and portion of the Loan made by it (and any successor acting as Agent), so long as Ableco shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia in its individual capacity as Lender hereunder.  Ableco (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Ableco and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5  Indemnification.   Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.  The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6  Non-Reliance on Agent and Other Lenders.   Each Secured Party agrees that it has, independently and without reliance on Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Guarantors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements.  Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Guarantor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Guarantor.  Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder (including the documents provided for in Section 12.10 hereof), Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Guarantor that may come into the possession of Agent.

12.7  Failure to Act.   Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8  Intentionally Omitted.

12.9  Concerning the Collateral and the Related Financing Agreements.   Each Secured Party authorizes and directs Agent to enter into this Agreement and the other Financing Agreements.  Each Secured Party agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all Secured Parties.

12.10  Field Audit, Examination Reports and other Information; Disclaimer by Lenders.   By signing this Agreement, each Lender:

(a)  is deemed to have requested that Agent furnish such Lender (and Agent agrees that it will furnish to such Lender), promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports"), appraisals with respect to the Collateral and financial statements with respect to Parent and its Subsidiaries received by Agent;

(b)  expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

(c)  expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers' and Guarantors' books and records, as well as on representations of Borrowers' and Guarantors' personnel; and

(d)  agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

12.11  Collateral Matters.

(a)  Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loan hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or  (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loan and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii) shall not exceed the amount equal to five (5%) percent of the Maximum Credit, or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses.  The Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral.  Special Agent Advances shall not constitute the Loan but shall otherwise constitute Obligations hereunder.  Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Prime Rate Loans and shall be payable on demand.  Each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance.  If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

(b)  Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $5,000,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement (including the Intercreditor Agreement), or (vi) approved, authorized or ratified in writing by all of Lenders.  Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

(c)  Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section.  Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

(d)  Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

(e)  Without limiting the generality of the foregoing, each Lender authorizes Agent to enter into the Intercreditor Ageement on behalf of such lender and agress that it will be bound by the terms of the Intercreditor Agreement, whether or not such Lender executes the Intercreditor Agreement.

12.12  Agency for Perfection.   Each Secured Party hereby appoints Agent and each other Secured Party as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Secured Party hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party.  Should any Secured Party obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

12.13  Successor Agent.   Agent may resign as Agent upon thirty (30) days' notice to Lenders and Parent. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders.  If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Parent, a successor agent from among Lenders.  Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated.  After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

12.14  Other Agent Designations.   Agent may at any time and from time to time determine that a Lender may, in addition, be a "Co-Agent", "Syndication Agent", "Documentation Agent" or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement.  Any such designation shall be effective upon written notice by Agent to Administrative Borrower of any such designation.  Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such.  Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender  rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 13.  TERM OF AGREEMENT; MISCELLANEOUS

13.1  Term.

(a)  This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the earlier to occur of (i) June 15, 2009, (ii) the confirmation of a plan of reorganization for Borrowers and Guarantors in the Chapter 11 Cases, or (iii) the last termination date set forth in the Permanent Financing Order (the earlier to occur of clauses (i), (ii) and (iii) refered to herein as the "Maturity Date"); provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously.  Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment (and including any contingent liability of Agent to any bank at which deposit accounts of Borrowers and Guarantors are maintained under any Deposit Account Control Agreement).  Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose.  Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Dallas, Texas time.

(b)  No termination of the Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.  Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

13.2  Interpretative Provisions.

(a)  All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement and except that the term "Lien" or "lien" shall have the meaning set forth in § 101(37) of the Bankruptcy Code.

(b)  All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c)  All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d)  The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)  The word "including" when used in this Agreement shall mean "including, without limitation" and the word "will" when used in this Agreement shall be construed to have the same meaning and effect as the word "shall".

(f)  An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(g)  All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned.  Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time.

(h)  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof.  Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

(i)  In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

(j)  Unless otherwise expressly provided herein, the word "month" or "monthly" refers to a fiscal period of time.

(k)  Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(l)  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(m)  This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(n)  This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties.  Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

13.3  Notices.

(a)  All notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing by deposit (postage prepaid) in the U.S. mail.  Notices delivered through electronic communications shall be effective to the extent set forth in Section 13.3(b) below.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Borrower or Guarantor:	Hancock Fabrics, Inc. One Fashion Way Baldwyn, MS 38824 Facsimile No.: (662) 365-6025 Attention: Jeff Nerland Attention: Jane Aggers
with a copy to:	Morris, Nichols, Arsht & Tunnell LLP Chase Manhattan Centre, 18th Floor 1201 North Market Street P.O. Box 1347 Wilmington, DE 19899-1347 Facsimile No.: (302) 425-4673 Attention: Robert J. Dehney, Esq.
If to Agent:	Ableco Finance LLC 299 Park Avenue 22nd Floor New York, NY 10171 Facsimile No.: (212) 891-1541 Attention: Eric F. Miller
with a copy to:	Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Facsimile No.: (212) 593-5955 Attention: Frederic L. Ragucci, Esq.
(b)  Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent, provided, that, the foregoing shall not apply to notices to any Lender pursuant to Section 2 hereof if such Lender has notified Agent that it is incapable of receiving notices under such Section by electronic communication.  Unless Agent otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.  Nothing in this Agreement or in any other Financing Agreement shall be construed to limit or affect the obligation of the Borrowers and Guarantors or any other Person to serve upon Agent and Lenders in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to Agents and Lenders pursuant to the Bankruptcy Code.

13.4  Partial Invalidity.   If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.5  Confidentiality.

(a)  Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public written information concerning any Borrower or Guarantor supplied to it by any Borrower or Guarantor before or after the date of this Agreement, together with any and all analyses or other documents prepared by Agent or a Lender, which contain or otherwise reflect such information (collectively, "Confidential Material"), provided, that, nothing contained herein shall limit the disclosure of any such Confidential Material: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants,  in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender, Participant (or prospective Lender or Participant)  shall have agreed to treat such Confidential Material as confidential in accordance with this Section 13.5 and such Lender, Participant (or prospective Lender or Participant) shall have caused such Affiliate to treat such Confidential Material as confidential in accordance with this Section 13.5, or (iv) to counsel for Agent, any Lender or Participant (or prospective Lender or Participant).

(b)  In the event that Agent or any Lender receives a request or demand to disclose any Confidential Material pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such Confidential Material is required, disclose such Confidential Material and, subject to reimbursement by Borrowers of Agent's or such Lender's expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed Confidential Material which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent, such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

(c)  In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of Confidential Material that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of Confidential Material that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower or Guarantor (unless Agent or such Lender knows that such Confidential Material was disclosed in violation of a confidentiality agreement or applicable law), (iii) to require Agent or any Lender to return any materials furnished by a Borrower or Guarantor to Agent, a Lender or prevent Agent, a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information.  The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Borrower or Guarantor to Agent or any Lender.  In addition, Agent and Lenders may disclose information relating to the Credit Facility to Gold Sheets and other similar publications with such information to consist of deal terms and other information customarily found in such publications and that Agent and its affiliates may otherwise use the corporate name and logo of Borrowers and Guarantors in "tombstones" or other advertisements or public statements.

(d)  For the term of the Loan, the Agent and any Lenders and Participants will not, unless the Administrative Borrower shall have consented in advance in writing, (i) discuss the Confidential Material with any creditor (other than the Working Capital Agent and Working Capital Lenders) of or vendor to the Borrowers or Guarantors that is known by any such Agent, Lender or Participant to be a creditor or vendor of the Borrowers or Guarantors, (ii) use, directly or indirectly, the Confidential Material to acquire, or assist, advise or encourage any other persons in acquiring, control of the Borrowers or Guarantors or any of the Borrowers' or Guarantors' debt (other than the Working Capital Debt), securities or material assets, or (iii) use, directly or indirectly, the Confidential Material (except in circumstances where the Borrowers or Guarantors or an affiliate of the Borrowers or Guarantors is willingly engaged in discussions with a prospective buyer), to propose, commit on, participate in and/or provide debt financing to a prospective buyer regarding a transaction involving the Borrowers or Guarantors or such affiliate.  Notwithstanding the foregoing, nothing in this Section 13.5 shall prohibit and/or prevent the exercise by Agent or any Lender of any of its rights as a secured creditor of the Borrowers and Guarantors under this Agreement, the Financing Order and any other Financing Agreement.

13.6  Successors.   This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Secured Parties, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders.  Any such purported assignment without such express prior written consent shall be void.  No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below.  The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.7  Assignments; Participations.

(a)  Subject to the requirements of paragraphs (h) and (i) of this Section 13.7, each Lender may, with the prior written consent of Agent, assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender (except such minimum amount shall not apply to an assignment by a Lender to a Lender, to an Affiliate of such Lender or a Related Fund of such Lender), of such rights and obligations under this Agreement to one or more Eligible Transferees or Related Funds (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned until such Lender and its assignee have delivered to Agent a fully executed Assignment and Acceptance and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, to an Affiliate of such Lender or a Related Fund of such Lender).

(b)  Agent (acting solely in the capacity as a non-fiduiciary agent of Borrowers) shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their portion of the Loan (the "Register").  Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Guarantors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,  the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and  the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d)  By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Guarantor or any of their Subsidiaries or the performance or observance by any Borrower or Guarantor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender.  Agent and Lenders may furnish any information concerning any Borrower or Guarantor in the possession of Agent or any Lender from time to time to assignees and Participants.

(e)  Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and of the Loan owing to it, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loan, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loan or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Borrower or Guarantor (except as set forth in Section 12.11 of this Agreement or any other Financing Agreement).  The Borrowers and Guarantors agree that each Participant shall be entitled to the benefits of Section 6.5 and Section 3.3 of this Agreement with respect to its participation in any portion of the Commitments and the Loan as if it was a Lender.

(f)  Nothing in this Agreement shall prevent or prohibit any Lender from pledging its portion of the Loan hereunder in support of borrowings made by such Lenders from; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.  Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under Agreement, the other Financing Agreements and the Loan made by it as collateral security to secure obligations of such Lender, Affiliates of such Lender or funds or accounts managed by such Lender or an Affiliate of such Lender.

(g)  Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

(h)  A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide).  Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Agent and Borrowers shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

(i)  In the event that any Lender sells participations in a Registered Loan, such Lender shall, on behalf of and acting solely for the purpose as agent of Borrowers, maintain a register on which it enters the name of all participants in such Registered Loan and the principal amount (and stated interest thereon) of the portion of the Registered Loan which is the subject of the participation (the "Participant Register").  A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide).  Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.  The Participant Register shall be available for inspection by the Administrative Borrower or Agent at any reasonable time and from time to time upon reasonable prior notice.

13.8  Entire Agreement.   This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

13.9  Counterparts, Etc.   This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements.  Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

SECTION 14.  GUARANTY

14.1  Guaranty.  Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Financing Agreement, whether for principal, interest, fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Lenders in enforcing any rights under the guaranty set forth in this Section 14.

14.2  Guaranty Absolute.  Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Financing Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto.  Each Guarantor agrees that this Section 14 constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Agent or any Lender to any Collateral.  The obligations of each Guarantor under this Section 14 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Borrower or Guarantor or whether any Borrower or Guarantor is joined in any such action or actions.  The liability of each Guarantor under this Section 14 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)  any lack of validity or enforceability of any Financing Agreement or any agreement or instrument relating thereto;

(b)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Financing Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or Guarantor or otherwise;

(c)  any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)  the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, the Agent or any Lender;

(e)  any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Borrower or Guarantir; or

(f)  any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Borrower or Guarantor or any other guarantor or surety.

This Section 14 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or the Lenders or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

14.3  Waiver.  Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 14 and any requirement that the Agent or the Lenders exhaust any right or take any action against any Borrower or Guarantor or any other Person or any Collateral, (iii) any right to compel or direct the Agent or any Lender to seek payment or recovery of any amounts owed under this Section 14 from any one particular fund or source or to exhaust any right or take any action against any other Borrower or Guarantor, any other Person or any Collateral, (iv) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Borrower or Guarantor, any other Person or any Collateral, and (v) any other defense available to any Guarantor.  Each Guarantor agrees that the Agent and the Lenders shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 14.3 is knowingly made in contemplation of such benefits.  Each Guarantor hereby waives any right to revoke this Section 14, and acknowledges that this Section 14 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

14.4  Continuing Guaranty; Assignments.  This Section 14 is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Section 14 and the Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of the Loan,) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 13.7.

14.5  Subrogation.  No Guarantor will exercise any rights that it may now or hereafter acquire against any Borrower or Guarantor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 14, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent and the Lenders against any Borrower or Guarantor or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or Guarantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Section 14 shall have been paid in full in cash.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Section 14 and the Maturity Date, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 14, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Section 14 thereafter arising.  If (i) any Guarantor shall make payment to the Agent and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Section 14 shall be paid in full in cash and (iii) the Maturity Date shall have occurred, the Agent and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

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IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

BORROWERS

HANCOCK FABRICS, INC., as a debtor and
debtor-in-possession

By: /s/ Larry D. Fair

Title: V-Pres, CAO & Sec.

HF MERCHANDISING, INC., as a debtor and
debtor-in-possession

By:  /s/ Larry D. Fair

Title:  V-Pres, CAO & Sec.

HANCOCK FABRICS OF MI, INC., as a debtor
and debtor-in-possession

By:  /s/ Larry D. Fair

Title:  V-Pres, CAO & Sec.

HANCOCKFABRICS.COM, INC., as a debtor and
debtor-in-possession

By:  /s/ Larry D. Fair

Title:  Asst. Sec.

HANCOCK FABRICS, LLC, as a debtor and
debtor-in-possession

By:  /s/ Larry D. Fair

Title:  Treasurer

GUARANTORS

HF ENTERPRISES, INC., as a debtor and debtor-
in-possession

By:  /s/ Larry D. Fair

Title:  Asst. Sec.

HF RESOURCES, INC., as a debtor and debtor-in-
possession

By:  /s/ Larry D. Fair

Title:  Asst. Sec.

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AGENT AND LENDER

ABLECO FINANCE LLC, as Agent and Lender

By: /s/ Eric Miller

Title:  SVP